UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

AEROVIRONMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No Fee Required.

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Fee paid with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2024 Annual Meeting
of Stockholders
and Proxy Statement
Friday, September 27, 2024
at 12:00 p.m. Eastern Daylight Time

AUDIT MATTERS	73
Audit Committee Report	73
Proposal 2 — Ratification of Selection of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm	74
Proposal 3 — Non-Binding Advisory Vote on the Compensation of our Named Executive Officers	76
Proposal 4 — Management Proposal To Amend The Company’s Amended And Restated Certificate Of Incorporation To Declassify the Board and Provide For Annual Election Of All Directors	78
Proposal 5 — Management Proposal To Amend The Company’s Amended And Restated Certificate Of Incorporation To Provide For Officer Exculpation	80
QUESTIONS AND ANSWERS ABOUT ANNUAL MEETING AND VOTING	82

Note About Forward-Looking Statements

Certain statements in this Proxy Statement may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our reliance on limited relationships to fund our development of HAPS UAS; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; our ability to respond and adapt to legal, regulatory and government budgetary changes, including those resulting from the impact of pandemics and similar outbreaks; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended April 30, 2024 made available with this Proxy Statement. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MESSAGE AND Q&A WITH AEROVIRONMENT CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER WAHID NAWABI
Another record year in the books!
Fiscal year 2024 marked another successful year of strong results for AeroVironment’s (AV) stakeholders, as we exceeded our goal of growing the company’s revenue while delivering solid bottom-line results. As awareness and demand for our battle-proven solutions increased, we successfully met the needs of our customers around the world, enabling them to perform their vital missions.
Our team is proud of the work we accomplished this year, further defining AV as a proven leader in autonomous vehicles and demonstrating why we are best positioned for sustained growth in this market. This past year was pivotal for AV as global demand continued to surge for autonomous systems. We responded by investing across the organization to strengthen our team, expand our manufacturing capacity, and enhance our solution offerings to meet the evolving needs of our customers. These investments, along with our core strengths in innovation, capacity and experience, helped fortify our position as a market leader in the defense tech sector.
These remarkable achievements would not have been possible without the unwavering determination and perseverance of our team. I extend my deepest gratitude to each employee for their dedication to our company and to our customers’ vital missions. Their passion, combined with the steadfast support of our investors and the trust of our customers, assures me that this momentum will not only continue but accelerate into fiscal year 2025 and beyond. We remain committed to supporting those on the front lines who preserve our nation’s security, ensuring they have the innovative and reliable solutions they need.
Q)
What do you forecast to be the key growth drivers for the Company?

A) Similar to our results in fiscal year 2024, we anticipate much of the Company’s growth will be driven by our Loitering Munition Systems (LMS) and Uncrewed Systems (UxS) segments. As the demand arising from the war in Ukraine has proven, our products represent a key solution for customers to address their vital missions.
Given the emergence of new geopolitical threats, we anticipate demand for these products to increase worldwide. We expect our LMS segment in fiscal year 2025 to experience its highest rate of annual revenue growth in Company history as demand for both the Switchblade 300 and 600 continues to intensify. This heightened demand was most recently evidenced by several U.S. DoD contract awards for Switchblade products, including the U.S. Army’s selection of Switchblade 600 for their first procurement under the Low Altitude Stalking and Strike Ordnance (LASSO) program. The Switchblade 600 was subsequently selected to participate in Tranche 1 of the first iteration of the U.S. DoD’s Replicator initiative, while our Switchblade 300 was selected by the U.S. Marine Corps for their first tranche of their Organic Precision Fire-Light (OPF-L) program of record. In addition to these recent announcements, Switchblade was also announced for the recent Ukraine Security Assistance Initiative (USAI). These key wins further validate the effectiveness of our solutions in active conflicts around the globe.
In addition to increased demand for our loitering munition products, we are also anticipating increased top-line growth from our UxS segment. Our Puma and JUMP 20 systems continue to be vital products to our domestic and international customers and are delivering solid revenue growth year over year, which we anticipate will continue. Puma continues to lead the small UAS market as the dominant ISR workhorse in current conflicts, providing much needed reconnaissance and surveillance.
AV is also developing an entirely new Group 2 UAS capable of vertical take-off and landing, the P550. It combines maximum payload versatility with advanced AI, autonomy and target capabilities, especially in contested environments.
Q)
What steps are you taking to ensure you can meet increased demand in the coming months and years?

A) We have the utmost confidence in our ability to continue manufacturing at scale to meet growing demand. We’ve seen the pipeline for our battle-proven products increase over the past few years and have prudently invested across the organization to strengthen our team, expand our manufacturing capacity, and upgrade our products. Our factories are currently meeting demand and have additional capacity to accommodate potential new orders.
Separately, we are expanding capacity for our Switchblades to produce up to $500 million in annual revenue by the end of fiscal year 2025, and up to $1 billion in annual revenue by fiscal year end 2027.
We’re pushing ourselves to innovate every day to remain best in class for our customers and prepare for future programs of record, and our uncrewed system product lines continue to be in high demand around the globe. We anticipate strong domestic and international demand for both Puma and JUMP 20 in fiscal year 2025 and expect uncrewed system product lines to have enough capacity to deliver $1 billion in annual product revenues by the end of fiscal year 2025.
Q)
Do you see any major risk to your revenue forecast with a change in White House Administrations?

A) We have been in business since 1971 and have worked well with the current administration and others before it, so we do not foresee any major risks to our revenue forecasts with a change in White House administration. We are proud of the leading position we have established and maintained over the years and continue to believe that AeroVironment is the best positioned defense tech firm to meet customers’ needs. AV’s products and solutions benefit from bipartisan support as evidenced by continued growth following the White House transition four years ago. Since then, demand for our uncrewed systems also increased globally with more than 50% of our sales coming from international opportunities. With an increase in emerging global threats, the international need for our unmatched products is stronger than ever. We feel confident that those on both sides of the aisle understand the importance of our products and how crucial they are to customers not only in the U.S., but around the world.

AEROVIRONMENT, INC.
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders,
We are pleased to invite you to join the board of directors and executive team of AeroVironment, Inc. (the “company”) at our 2024 annual meeting of stockholders (the “annual meeting”). We have chosen to hold this year’s annual meeting in a virtual meeting format. Stockholders will be able to attend and listen to the 2024 annual meeting live, submit questions to the board of directors and management, and vote their shares electronically, from virtually any location with internet connectivity.
Important information relating to the annual meeting is detailed below:
TIME:	12:00 p.m. Eastern Daylight Time on Friday, September 27, 2024
PLACE:	Online at: https://web.lumiconnect.com/216888245
Unanimous Recommendations of Board of Directors
ITEMS OF BUSINESS:	(1) Elect Wahid Nawabi, Cindy Lewis and Joseph L. Votel, each to serve as a Class III director for a three-year term;	FOR
	(2) Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025;	FOR
	(3) Conduct a non-binding advisory vote on the compensation of our Named Executive Officers;	FOR
	(4) Management proposal to amend the company’s amended and restated certificate of incorporation to provide for annual election of all directors;	FOR
	(5) Management proposal to amend the company’s amended and restated certificate of incorporation to provide for officer exculpation; and	FOR
(6) Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
RECORD DATE:	You are entitled to vote if you were a stockholder of the company at the close of business on August 7, 2024 (the “Record Date”).

MEETING PARTICIPATION AND ATTENDANCE:
You may participate in the annual meeting, including submitting questions, if you were a stockholder as of the Record Date or you hold a valid proxy for the meeting. This year’s annual meeting will be conducted in a virtual only format on the internet. Stockholders (or their proxies) can participate in and vote at the annual meeting by logging in with your 11-digit voter control number issued by Equiniti Trust Company, LLC (“EQ,” and formerly American Stock Transfer & Trust Company LLC) and password of AVAV2024 (case sensitive). Online access to the virtual stockholder meeting will open up approximately 60 minutes prior to the start of the annual meeting to allow for you to test your computer audio system.

You can ask questions once you log in or when the meeting begins by clicking on the “ask a question” icon on the top of your screen.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, you should receive a proxy card and voting instructions with these proxy materials. To participate, including submitting questions, and vote at the virtual annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to EQ. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company, LLC Attn: Proxy Tabulation Department PO Box 500 Newark, NJ 07101

Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on September 17, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.

VOTING BY PROXY:
Registered Stockholders. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting virtually. Instructions for voting are on your proxy card. If you attend the annual meeting, you may also submit your vote during the virtual meeting, and any previous votes you submitted will be superseded by the vote that you cast at the annual meeting.

You are urged to date, sign and promptly return the proxy card in the envelope provided to you, or to use the telephone or internet method of voting described on your proxy card, so that if you are unable to attend the meeting your shares can be voted.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Without your instructions as to how to vote, brokers are not permitted to vote your shares at the annual meeting with respect to the election of directors, the non-binding advisory vote to approve the compensation of our named executive officers, or either of the management proposals to amend the company’s amended and restated certificate of incorporation. Please instruct your broker how to vote your shares using the voting instructions provided by your broker.

This proxy statement is issued in connection with the solicitation of a proxy on the enclosed form by the board of directors of AeroVironment, Inc. for use at our 2024 annual meeting of stockholders. We will begin mailing this proxy statement, a form of proxy and our 2024 annual report on or about August 16, 2024.

Thank you for your support.
Wahid Nawabi
President, Chief Executive Officer and
Chair of the Board
Arlington, Virginia
August 12, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2024

YOUR VOTE IS EXTREMELY IMPORTANT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 27, 2024
This notice, the accompanying proxy statement, and our 2024 annual report to stockholders, are available on our website at
http://investor.avinc.com/financial-information/financial-filings-and-releases.

PROXY SUMMARY
PROXY SUMMARY
This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors (the “board” or “board of directors”) of AeroVironment, Inc. (the “company”) for our 2024 annual meeting of stockholders (the “annual meeting”) to be held on Friday, September 27, 2024, and any adjournments or postponements thereof, for the purposes set forth in the attached notice of annual meeting. Our principal executive offices are located at 241 18th Street South, Suite 650, Arlington, VA 22202. Enclosed with this proxy statement is a copy of our 2024 annual report for the fiscal year ended April 30, 2024. However, the 2024 annual report is not intended to be a part of, and shall not be deemed to be incorporated by reference into, this proxy statement or a solicitation of proxies.
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the company’s 2024 performance, please review our annual report on Form 10-K for the fiscal year ended April 30, 2024. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about August 16, 2024.
VOTING AND MEETING INFORMATION

It is important that you vote in order to impact the future of the company. Please carefully review the proxy materials for the annual meeting, which will be held on Friday, September 27, 2024, at 12:00 p.m., Eastern Daylight Time, online at https://web.lumiconnect.com/216888245, and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on August 7, 2024, which we refer to as the “Record Date” of the annual meeting. On the Record Date, there were 28,206,480 shares of common stock issued and outstanding and entitled to vote at the annual meeting. The holders of our common stock are entitled to one vote per share on any proposal presented at the annual meeting. We have no other voting securities outstanding.
Voting in Advance of the Meeting
Even if you plan to attend the annual meeting, please vote right away using one of the following advance voting methods (see page 84 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.
You can vote in advance of the meeting in one of three ways:
Visit the website listed on your proxy card/voting instruction form to vote BY INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

PROXY SUMMARY
Attending and Voting at the Annual Meeting
All stockholders of record may vote virtually at the annual meeting. Beneficial owners may vote virtually at the meeting if they have a legal proxy, as described on page 83.
Important Note about Meeting Admission Requirements: If you plan to attend the meeting virtually, you should review the important details on admission requirements on page 83.
Electronic Document Delivery
Instead of receiving future copies of our notice of annual meeting, proxy statement and the annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive our proxy materials online will save on the cost of producing and mailing documents and significantly reduce paper waste and will also provide an electronic link to quickly and efficiently access the proxy voting site. Please see your proxy card for the website to which you are referred to vote your shares for instructions on how to elect to receive your future proxy materials electronically.
Roadmap of Voting Matters
Stockholders are being asked to vote on the following matters at the 2024 annual meeting of stockholders:
Our Board’s Recommendation

Proposal 1. Election of Directors (page 8)
The board believes that the combination of qualifications, skills and experiences of Wahid Nawabi, Cindy Lewis, and Joseph L. Votel contribute to an effective and well-functioning board and their continued service as directors would be in the best interests of the company and its stockholders. Mr. Nawabi, Ms. Lewis, and Mr. Votel each possesses the necessary qualifications to assist the board in providing effective oversight of the business and strategic advice and counsel to the company’s management.
FOR each Director Nominee

Proposal 2. Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm (page 74)
The audit committee of the board (the “Audit Committee”) has appointed Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2025. The Audit Committee and the board believe that the appointment of Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of our independent registered public accounting firm.
FOR

Proposal 3. Non-Binding Advisory Vote on the Compensation of Our Named Executive Officers (page 76)
The company believes that our compensation programs are designed to attract, incentivize and reward our leadership for increasing stockholder value and align the interests of leadership with those of our stockholders on an annual and long-term basis. The company seeks a non-binding advisory vote from its stockholders to approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section beginning on page 44 and the Compensation Tables section beginning on page 59. The board values stockholder opinions and the compensation committee of the board (the “Compensation Committee”) will consider the outcome of the advisory vote when considering future executive compensation decisions.
FOR

PROXY SUMMARY
Our Board’s Recommendation

Proposal 4. Management Proposal to Amend the Company’s Amended and Restated Certificate of Incorporation to Provide for Annual Election of All Directors (78)
Our Amended and Restated Certificate of Incorporation (the “Charter”) provides that our board of directors shall be divided into three classes as nearly equal in number as possible with members of each class being elected for three-year terms annually. The board, upon the recommendation of the Nominating and Corporate Governance Committee, and in consideration of the approval of stockholder proposal to declassify the board at the 2023 annual meeting, has determined it advisable and in the best interests of the company and our stockholders to amend and restate our Charter to eliminate the board’s classified structure and provide the company’s stockholders with an opportunity to elect all directors on an annual basis.
FOR

Proposal 5. Management Proposal to Amend the Company’s Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation (page 80)
Our Charter limits the monetary liability of our directors in certain circumstances pursuant to, and consistent with, the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation to include within its certificate of incorporation a provision eliminating or limiting monetary liability for certain corporate officers for a breach of the duty of care in certain circumstances. The board has unanimously approved and deemed that it is advisable and in the best interests of the company to amend our Charter extend exculpation protection to our officers in addition to our directors as permitted by DGCL Section 102(b)(7). The board is asking our stockholders to approve the proposed Charter amendment.
FOR

PROXY SUMMARY
QUESTIONS AND ANSWERS (PAGE 82)

Please see the Questions and Answers section beginning on page 82 for important information about the proxy materials, voting, the annual meeting, company documents, communications and the deadlines to submit stockholder proposals for the 2025 annual meeting of stockholders. Additional questions may be directed to Investor Relations at (805) 520-8350 x4278 or https://investor.avinc.com/contact-and-faq/contact-us.
CORPORATE GOVERNANCE (PAGE 26)

The company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in the company. Highlights of our governance practices include:
•
Highly qualified and engaged board of directors, with relevant expertise for overseeing our strategy, capital allocation, performance, succession planning and risk

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High proportion of independent directors (7 of 8)

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Independent Audit, Compensation, Nominating and Corporate Governance and Cybersecurity Committees

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Board comprised of directors with key skills, attributes and experiences linked to the company’s needs and business priorities

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Limitation to four public companies on which directors can serve without receiving prior approval of the Chair of the Nominating and Corporate Governance Committee;

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Disclosed “skills matrix” for the board

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Regular board and committee self-evaluations

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Majority vote standard for election of directors in uncontested elections

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Lead Independent Director

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Regular reviews for board refreshment

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Active stockholder engagement

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Anti-hedging, anti-pledging, and anti-short sale policies for all executives, directors and employees

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Executive compensation driven by pay-for-performance philosophy

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Annual Say-on-Pay advisory vote on executive compensation

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Share ownership guidelines and share retention policy for executives and directors

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Compensation recovery (clawback) policy for executives

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Stockholders “proxy access” right to nominate director candidates and have those nominees included in our proxy statement, subject to meeting the requirements in our Bylaws

PROXY SUMMARY
DIRECTOR NOMINEES AND OTHER DIRECTORS (PAGES 14 — 23)

Name	Age	Director Since	Primary Experience	Committee Membership	# of Other Public Company Boards
Director Nominees
Wahid Nawabi	55	2016	President and Chief Executive Officer of the company since May 2016; former Chief Operating Officer and Senior Vice President of the company and General Manager of the company’s former Efficient Energy Systems (“EES”) division	E	0
Cindy K. Lewis*1	66	2021	Chairperson for AirBorn Consolidated Holdings, Inc. Former President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc.	A, NGC, CS	0
Joseph L. Votel*	66	2023	Retired four-star Army general, former commander of United States Central Command, current Strategic Advisor for Sierra Nevada Corporation and director of four private companies	—	0
Other Directors
Charles Thomas Burbage*	76	2013	Former Executive Vice President and General Manager, Joint Strike Fighter Program of Lockheed Martin	C, NCG, E	0
Stephen F. Page*	84	2013	Former Chief Financial Officer of United Technologies Corporation and Chief Executive Officer of its Otis Elevator division and former director of public companies	A, NCG	0
Edward R. Muller*	72	2013	Former Chairman and Chief Executive Officer of GenOn Energy Inc. and former director of public companies	A, C, E, L	0
Philip S. Davidson*	64	2023	Retired Navy Admiral, founder of Davidson Strategies, LLC and current director of two other public companies	A, CS	2
Mary Beth Long*	60	2023	Former United States Assistant Secretary of Defense for International Security Affairs	C, CS	0
* = Independent Director
L = Lead Independent Director
A = Audit Committee
C = Compensation Committee
CS = Cybersecurity Committee
E = Executive Committee
NCG = Nominating and Corporate Governance Committee
1.
If re-elected, the nominee will Chair the Cybersecurity Committee and serve on the Audit Committee and Nominating and Corporate Governance Committee.

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
Our board of directors currently consists of eight members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and our bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.
The term of office of the Class III directors, which include Wahid Nawabi, Cindy K. Lewis and Joseph L. Votel, will expire at the beginning of the annual meeting.
At the recommendation of the Nominating and Corporate Governance Committee, our board of directors proposes the election of Wahid Nawabi, Cindy K. Lewis and Joseph L. Votel as Class III directors. Mr. Nawabi, Ms. Lewis and Mr. Votel are incumbent directors.
Each of Mr. Nawabi, Ms. Lewis and Mr. Votel has indicated his or her willingness to serve if elected. If any of Mr. Nawabi, Ms. Lewis or Mr. Votel becomes unable to serve or for good cause will not serve, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the board may recommend, unless the board reduces the number of directors. There are currently two Class I directors, whose terms expire at the annual meeting of stockholders in 2025, and three Class II directors, whose terms expire at the annual meeting of stockholders in 2026.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein. If voting instructions are received, the proxy holders will vote the proxy cards received by them in accordance with the instructions received. In no event may the proxy holders vote for the election of more than three nominees. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.
The principal occupation and certain other information about the nominees, our other directors and our executive officers are set forth on the following pages.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE BOARD NOMINEES LISTED ABOVE.
Abstentions are not counted as votes cast and therefore will have no effect on the election of directors. Broker non-votes will not be counted as votes cast and therefore will have no effect on the election of directors.

Election Process and Voting Standard

There are no limits on the number of terms a director may serve. We believe term limits may cause the loss of experience and expertise important to the effective operation of our board of directors. However, to ensure that the board remains composed of high-functioning members able to keep their commitments to board service, the Nominating and Corporate Governance Committee evaluates the qualifications and considers the performance of each incumbent director before recommending the nomination of that director for an additional term. The Class III directors will be elected on a majority vote standard basis, meaning that each of the three nominees must receive a vote of a majority of the total votes cast with respect to such nominee’s election (i.e. the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election) to be elected as a director. Our
Corporate Governance Guidelines require following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who fails to receive a majority of votes cast at the meeting to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee of the board. The Nominating and Corporate Governance Committee shall consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. The board of directors shall act on the Nominating and Corporate Governance Committee’s recommendation within one hundred (100) days following the final certification of the election results and publicly disclose its decision, and the reasons for such decision if such offer of resignation is rejected.

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
In addition, pursuant to our Corporate Governance Guidelines, a director whose job responsibilities materially change since his or her last election as a director may be asked to submit a letter of resignation to the board. The board may request such a resignation letter if continuing service on the board by the individual is not consistent with the criteria deemed necessary for continuing service on the board.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the board a slate of nominees for the class of directors to be elected at each annual meeting of stockholders. Nominees may be suggested by directors, members of management or stockholders.
Stockholders who would like the Nominating and Corporate Governance Committee to consider their recommendations for nominees to the board of directors should submit their recommendations in writing by mail to the Nominating and Corporate Governance Committee in care of the Office of the Corporate Secretary, AeroVironment, Inc., 241 18TH Street South, Suite 650, Arlington, VA 22202 or by email to corporatesecretary@avinc.com. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration as other nominees.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
DIRECTOR QUALIFICATIONS AND
INDEPENDENCE
Directors are responsible for overseeing the company’s business consistent with their fiduciary duties to stockholders. This significant responsibility requires highly skilled individuals with diverse qualities, attributes and professional experience. The board believes that there are general requirements that are applicable to all directors and other skills and experience that only need to be represented on the board as a whole, but not necessarily possessed by each director. The board and the Nominating and Corporate Governance Committee carefully consider the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and the company’s current and future needs.

Qualifications Required of Directors

In its assessment of each potential director nominee, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the company’s business or related industries and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the board. The Nominating and Corporate Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill the responsibilities of a director to the company. The board and the Nominating and Corporate Governance Committee require that each director nominee be a person of high integrity, ethics and values, have a proven record of success and demonstrate respect for sound corporate governance requirements and practices. Each director nominee must also possess practical and mature business judgment, as well as demonstrate innovative thinking and an entrepreneurial spirit — all qualities that the board believes are essential to its ability to maintain the company’s culture of innovation. In addition, the board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions while maintaining collegiality.
Specific Qualifications, Attributes, Skills and Experience to Be Represented on the Board
The board has identified the following qualifications, attributes, skills and experience listed in the bullets below as important for the board to possess as a whole, in light of the company’s current needs and business priorities:
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personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly held company;

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understanding of the company’s business;

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experience in the aerospace and defense industry; understanding of the Company’s business;

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experience as a board member of another publicly held company;

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diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

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educational background;

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diversity of personal background relative to other board members, including gender, age, and ethnic diversity;

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global and international business experience;

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strategic development experience, including mergers, acquisitions, venture capital and other strategic transactions;

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experience in marketing, engineering, technology and innovation, operations, supply chain, manufacturing and legal;

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high level of financial literacy and experience;

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data analytics experience;

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commercial business experience;

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experience in scaling or growing a startup or small business into a significant business;

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practical and mature business judgment; and

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entrepreneurial spirit and innovativeness.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
Independence Determinations

Under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and the company’s Corporate Governance Guidelines, the board must consist of a majority of independent directors. In making independence determinations, the board observes Nasdaq and the Securities and Exchange Commission (“SEC”) criteria and considers all relevant facts and circumstances. To be considered independent under Nasdaq listing standards, a director must pass certain objective tests, such as not being an executive officer or employee of the company or having certain business dealings with the company. Additionally, Nasdaq independence standards include a subjective test that requires our board to make a subjective determination that an individual has no relationships that in the opinion of the company’s board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The board undertook a review of the independence of each director and nominee and considered whether each such individual has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. Based upon information requested from and provided by each director and nominee regarding his or her business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and nominee, the board has determined that, other than Mr. Nawabi, all members of the board qualify as independent directors in accordance with the Nasdaq listing standards and Rules 10C-1 and 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2024 NOMINEES FOR CLASS III DIRECTORS
2024 NOMINEES FOR CLASS III DIRECTORS
The board and the Nominating and Corporate Governance Committee believe that the combination of the various qualifications, skills and experience of the director nominees would contribute to an effective and well-functioning board. They also believe that the combination of the various qualifications, skills and experiences of the director nominees individually, and when combined with the other directors, will create a board possessing the necessary qualifications to provide effective oversight of the business and strategic advice and counsel to the company’s management.
Included in the biographies of the director nominees and the other directors below is an assessment of the specific qualifications, attributes, skills and experiences that such director nominees and the other members of the board provide to the board of directors and the company.

2024 NOMINEES FOR CLASS III DIRECTORS
Director Nominees

Cindy K. Lewis
Director Since:	2021
Age:	67
Board Committees and Leadership:	Chair of the Cybersecurity Committee; Member of the Audit and Nominating and Corporate Governance Committees
Summary of Experience:
From July 1998 to June 2023, Ms. Lewis served as the President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc. She has served as Chairperson of AirBorn since November 2013. AirBorn is a middle-market, employee-owned company specializing in high reliability electronics manufacturing. Ms. Lewis has served in the manufacturing industry for over 40 years, with experience in accounting and finance, supply chain and manufacturing, information technology, business development, distribution and general management. From approximately 2006 through 2019, Ms. Lewis served in various board and officer roles for the National and Southwest Chapter of the ESOP Association, which promotes employee ownership awareness, best practices and provides strong lobbying efforts in Congress. Ms. Lewis currently serves on the Georgetown, Texas Chamber of Commerce Board of Directors. Ms. Lewis earned her Bachelor’s Degree in Accounting from The University of Texas at Arlington — College of Business and completed an Executive Development Program at The Wharton School, University of Pennsylvania.

Specific Qualifications, Attributes, Skills and Experience

Global or International Business Experience
Ms. Lewis has over 20 years of international business experience while at AirBorn, including developing both a broad global supply chain and a growing a global customer base. AirBorn has manufacturing locations in Canada and Europe, as well as strong contract manufacturing relationships in Asia. Ms. Lewis’ international business experience is a valuable asset to our board as we grow our international presence and sales.

Science, Technology and Innovation Experience
Ms. Lewis’s career includes management, development and oversight of various types of technologies. With electronic products that require heavy engineering and collaboration with customers for design, Ms. Lewis managed new product development for AirBorn, as well as new manufacturing processes and automation technologies. AirBorn filed for and received numerous patents under Ms. Lewis’ leadership. Ms. Lewis was the original architect of cybersecurity strategy for AirBorn and is the board cyber sponsor with a certificate of cybersecurity oversight from Carnegie Mellon. Ms. Lewis sponsors digital transformation and digital progression projects to ensure the company keeps pace with the rapid acceleration of software technology in all aspects of the business.

Related Industry Experience — Customer Relationships
Ms. Lewis was directly responsible for managing various key customer relationships, ensuring service, expectations and contract negotiations provided a favorable partnering environment for both AirBorn and its customers. Four of AirBorn’s five original customers from the 1950s remained top ten OEM customers through Ms. Lewis’ retirement as President and Chief Executive Officer of AirBorn. Primary industry experience includes Military Aerospace, Medical, Semiconductor, and Energy.

Investment and M&A Expertise
Ms. Lewis led AirBorn through five acquisitions since 2002, broadening the company’s capabilities and providing strategic market diversification. Ms. Lewis was directly involved in all negotiations with acquisition targets as well as funding for these acquisitions and directed subsequent integration activities. Ms. Lewis also led AirBorn through numerous major refinancing transactions over the years to fund acquisitions and growth capital investments. She led the selection of financial institutions for fund raising for major transactions, and was directly involved in all related contract negotiations. Ms. Lewis additionally led the strategy and execution of the refinancing which transitioned AirBorn to a 100% ESOP owned subchapter S corporation in 2003.

Experience Scaling and Small Business
Under her leadership at AirBorn, Ms. Lewis and her team successfully led the company through several levels of transition from a small connector job shop to a middle market electronics company. Ms. Lewis developed AirBorn’s growth strategy and led the execution of initiatives to achieve AirBorn’s growth.

Chief Executive Officer and Executive Experience
Ms. Lewis served as President and Chief Executive Officer of AirBorn from 1998 to 2023, bringing significant experience and insight to the board from financial, operations and strategic growth perspectives. Her prior positions at AirBorn included Chief Operating Officer, Vice President of Manufacturing, Vice President of Supply Chain and General Manager.

2024 NOMINEES FOR CLASS III DIRECTORS
Cindy K. Lewis

Defense Industry Experience
Ms. Lewis has over 30 years of experience providing high reliability products and technical solutions to the Military and Aerospace industries domestically and internationally.

ESG — Environmental, Social, Governance
Ms. Lewis has extensive experience in regulatory compliance and ensured AirBorn maintained robust compliance and governance practices. She oversaw ESG strategy and activities, and led AirBorn’s Diversity, Equity, Inclusion (DEI) activities.

2024 NOMINEES FOR CLASS III DIRECTORS
Wahid Nawabi
Director Since:	2016
Age:	55
Board Committees and Leadership:	Chairman of the Board; member of the Executive Committee
Summary of Experience:
Mr. Nawabi has served as our President and Chief Executive Officer since May 2016. Previously, Mr. Nawabi served as our President and Chief Operating Officer from January 2016 to May 2016 and as Senior Vice President and Chief Operating Officer from April 2015 to January 2016. He also served as Senior Vice President and General Manager, EES from December 2011 to April 2015. Prior to joining the company, Mr. Nawabi served as Vice President, Global Sales of Altergy Systems, a designer and manufacturer of fuel cell power systems, from March 2010 through November 2011, and as Vice President, Americas, and Vice President, Global Sales for C&D Technologies, a producer and marketer of electrical power storage and conversion products, from February 2009 through March 2010. Prior to joining C&D Technologies, Mr. Nawabi worked for 16 years with American Power Conversion Corporation, a provider of power protection products and services, in a succession of positions of increasing responsibility, most recently as Vice President, Enterprise Segment, North America and Canada. During his 16-year tenure at American Power Conversion, Mr. Nawabi was instrumental to the company’s growth into global market leadership positions in power protection and data center physical infrastructure, with significant roles in starting and growing the company’s data center physical infrastructure business and in developing and expanding the company’s business across Europe and Asia. Mr. Nawabi currently serves as the Chairman of the Board of LiquidStack, Inc., a provider of next-generation cooling solutions to many of the world’s largest cloud services, semiconductor, manufacturing and IT hardware providers. Mr. Nawabi has a B.S. in electrical engineering from the University of Maryland, College Park.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Nawabi brings significant executive and leadership experience to the board from his experience in various executive roles at the company since 2011 and his prior experience at Altergy Systems, C&D Technologies and American Power Conversion.

Extensive Knowledge of the Company’s Business
Mr. Nawabi has gained extensive knowledge of our business operations since joining our company in 2011 as Senior Vice President and General Manager, EES. His knowledge of all aspects of our business, operations and products, including his current service as our President and Chief Executive Officer, allows him to bring valuable practical information and insight to the board.

Extensive Global or International Business Experience
Through his experience as Vice President, Global Sales of Altergy Systems and of C&D Technologies, as well as his service as our Chief Operating Officer, President and Chief Executive Officer, Mr. Nawabi has gained extensive international business experience. At C&D Technologies, Mr. Nawabi helped expand and grow the business throughout Latin America, which led to the expansion of the company’s presence both in manufacturing capacity as well as sales, marketing and customer service in such regions. Additionally, Mr. Nawabi helped develop American Power Conversion’s business across Europe and Asia. As our international sales continue to increase, Mr. Nawabi’s international experience is a valuable asset to our board.

Science Technology and Innovation Experience
As the General Manager of the company’s former EES business segment, Mr. Nawabi oversaw the launch of multiple innovative and successful new products to market and was responsible for revamping the division’s product development processes, which were eventually implemented across the company’s UxS segment as well. Additionally, while at American Power Conversion, Mr. Nawabi was instrumental in launching numerous innovative products to market, many of which were recognized as “industry firsts.”

2024 NOMINEES FOR CLASS III DIRECTORS
Joseph Votel
Director Since:	2023
Age:	66
Board Committees and Leadership:	None
Summary of Experience:
General Joseph L. Votel has served as a member of our board of directors since November 2023. Mr. Votel is a retired four-star general with 39 years of military experience. He most recently served as the Commanding General of the United States Central Command and before that was the Commander of the United States Special Operations Command. He served in the Pentagon, Operation ENDURING FREEDOM, and Operation IRAQI FREEDOM, among others.
Following his retirement from military service, General Votel served as President & CEO of Business Executives for National Security (BENS). He is a member of the Board of Trustees of Noblis Corporation and a Strategic Advisor for Sierra Nevada Corporation. Mr. Votel is a Board Director with Minnesota Wire & Cable Company, a custom design, development and manufacturing company for wire, cable and interconnect assemblies DC Capital Partners, LLC, a private equity investment firm, and Helix Decision Science, LLC, a technology company focused on the interaction of AI systems, supporting technologies and data across businesses, and a member of the Government Advisory Board for Insight Partners. He is a non-resident Distinguished Fellow at the Middle East Institute and the Distinguished Chair of the Combating Terrorism Center at West Point.
Mr. Votel is a member of the Executive Boards at Freedom House and the UPenn Center for Ethics and the Rule of Law (CERL). He is a current member of the Defense Business Board and the Council on Foreign Relations.
Mr. Votel graduated from the United States Military Academy in 1980 and earned a master’s degree from the U.S. Army Command and Staff College in 1991 and from the Army War College in 2001.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
Drawing from his extensive 39-year career in the U.S. Army and his involvement with military advisory groups, Mr. Votel brings invaluable experience to our military-focused intelligent, multi-domain robotic systems business. Mr. Votel’s critical insights into the needs and demands of our customers enhance our operations.

Extensive Global or International Business Experience
Mr. Votel possesses substantial international expertise, including a deep understanding of international military clients. This knowledge is particularly pertinent to our growing global business.

Board Experience Mr. Votel’s tenure as a director and strategic advisor for multiple private companies contributes valuable expertise in corporate governance and board leadership.

2024 NOMINEES FOR CLASS III DIRECTORS
Continuing Directors

Philip S. Davidson
Director Since:	2023
Age:	64
Board Committees and Leadership:	Member of the Audit Committee; member of the Cybersecurity Committee
Summary of Experience:
Mr. Davidson has served as a member of our board of directors since June 2023. Mr. Davidson retired from the U.S. Navy in May 2021, following a highly distinguished military career which spanned nearly 39 years of service and culminated in his appointment as a four-star Admiral and in service as Commander of United States Indo-Pacific Command (INDOPACOM) from 2018 to 2021. He previously served as the commander of U.S. Fleet Forces Command/Naval Forces U.S. Northern Command and as the commander, U.S. 6th Fleet, and the commander, Naval Striking and Support Forces NATO, while simultaneously serving as the deputy commander, U.S. Naval Forces Europe and U.S. Naval Forces Africa. Mr. Davidson founded and now runs Davidson Strategies LLC, a management, technical and strategic advisory firm.
Mr. Davidson is currently on the board of directors of Par Pacific Holdings, Inc. (NYSE: PARR), an oil and gas exploration and production company, and Norfolk Southern Corporation (NYSE: NSC), a freight transportation network operator. He is also a Board Member at the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute, and serves on military advisory groups to the Sasakawa Peace Foundation USA, as well as the United States Institute of Peace.
He received a Bachelor of Science degree in Physics from the U.S. Naval Academy in 1982 and a Master of Arts in National Security and Strategic Studies from the U.S. Naval War College in 1992.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
From his 39 years of service in the U.S. Navy, and service on military advisory groups, Mr. Davidson brings highly relevant experience to our military-focused intelligent, multi-domain robotic systems business. He offers critical insight into the needs and demands of our UxS customers.

Extensive Global or International Business Experience
As a result of his military service and consulting experience, Mr. Davidson has extensive international business experience, including knowledge of international military customers, which is highly relevant to our expanding international business.

Public Company Board Experience
Mr. Davidson’s service as a director of Par Pacific Holdings, Inc. and Norfolk Southern Corporation provides us with valuable corporate governance and board leadership experience.

2024 NOMINEES FOR CLASS III DIRECTORS
Mary Beth Long
Director Since:	2023
Age:	60
Board Committees and Leadership:	Member of the Compensation Committee; member of the Cybersecurity Committee
Summary of Experience:
Ms. Long is an American foreign policy expert, entrepreneur, and former U.S. Government official. From 2007-2009, Ms. Long served as the Assistant Secretary of Defense under Secretary of Defense Robert E. Gates, where she was the first woman confirmed to a four-star military equivalent position by the U.S. Senate. This role was the culmination of 17 years of intelligence and defense related government service where she held multiple leadership roles including Chair of NATO’s nuclear and missile defense High Level Group (HLG), Principal Deputy Secretary of Defense for Asia and Southeast Asia, and Deputy Secretary of Defense for Counter Narco-terrorism.
Ms. Long is currently the Principle at both MB Long and Associates, PLLC, a law firm specializing in defense sales, contracting and compliance, and Askari Defense & Intelligence, LLC, a firm focused on international consultancy, since founding each firm in 2010. Ms. Long was also a director for Red Cat Holdings, Inc. (NASDAQ: RCAT), a drone company, from November 2022 through July 2023. Ms. Long additionally acted as a consultant for Global Alliance Advisors, Inc., an international advisory firm, from 2017 to November 2021. In addition, Ms. Long also founded and led a highly successful government contracting firm, Metis Solutions, LLC, which she sold in 2016 to a private equity group.
Ms. Long is an Honors Graduate, magna cum laude, and Phi Beta Kappa from Penn State University, where she studied the Chinese language abroad in Taiwan. She currently serves on the university’s Provost’s Global Advisory Council. She also received her law degree, with honors, from Washington and Lee School of Law. Ms. Long is a member of the Board of Directors of the International Spy Museum and the Defense Intelligence Memorial Fund.

Specific Qualifications, Attributes, Skills and Experience

Defense and Related Industry Experience
Ms. Long is regularly called upon to be a policy expert based on her many post government roles, including as Senior Subject Matter Expert for the Supreme Allied Commander of NATO, Senior Advisor to the Director of USAID at the Department of State, and as a Senior International Advisor to the Minister of Defense of Colombia. Ms. Long is a member of the U.S. Chamber of Commerce Defense and Aerospace Export Council and is a Cipher Brief Expert. She also is an active member of the Council on Foreign Relations (CFR) and has presided over meetings regarding NATO, Ukraine, Afghanistan and other timely topics.
From her 17 years intelligence and defense related government service, in addition to her years serving as a multi-disciplinary policy expert, Ms. Long’s experience and insight brings exceedingly relevant experience to our military-focused intelligent, multi-domain robotic systems business.

Extensive Global or International Business Experience
As the owner of the law firm MB Long & Associates, PLLC, specializing in export compliance and defense, as well as founding and leading multiple successful advisory firms focusing on international defense markets, Ms. Long’s international business experience is extremely valuable to us as international business continues to be an increasingly important component of our business.

Public Company Board Experience Ms. Long’s prior service as a director of Red Cat Holdings, Inc. provides us with valuable corporate governance and board leadership experience.

2024 NOMINEES FOR CLASS III DIRECTORS
Stephen F. Page
Director Since:	2013
Age:	84
Board Committees and Leadership:	Chair of the Nominating and Corporate Governance Committee; member of the Audit Committee
Summary of Experience:
Mr. Page has served as a member of our board of directors since 2013. Mr. Page served on the board of directors and audit committees of Lowe’s Companies, Inc. (NYSE: LOW), a home-improvement retailer, from 2003 to 2012; PACCAR, Inc. (NASDAQ: PCAR), one of the largest manufacturers of medium and heavy-duty trucks in the world, from 2004 to 2012; and Liberty Mutual Holding Company Inc., one of the largest property and casualty insurance companies in the U.S., where he was lead director. Before retiring in 2004, Mr. Page served in many leadership roles at United Technologies Corporation, a provider of high-technology products and services to the global aerospace and building systems industries that merged with Raytheon Corporation in April 2020 to form RTX Corporation (formerly Raytheon Technologies Corporation), including director, Vice Chairman and Chief Financial Officer, and President and Chief Executive Officer of Otis Elevator, formerly a division of United Technologies. Mr. Page holds a B.S. in business administration from Loyola Marymount University and J.D. from Loyola Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Page has extensive executive leadership experience at large public companies. He served as Chief Financial Officer of United Technologies, a global provider of high-technology products and support services in the aerospace and building industries with annual revenues of approximately $77 billion prior to its merger with Raytheon Corporation in April 2020, and he also served as Chief Executive Officer of Otis Elevator, a former multibillion dollar revenue generating unit of United Technologies, as Chief Financial Officer of Black & Decker Corporation, a manufacturer of power tools, and as General Counsel of the McCullough Corporation, a subsidiary of Black & Decker.

Extensive Global or International Business Experience
Mr. Page gained extensive experience leading international businesses in his executive leadership roles at United Technologies and as a director of PACCAR. This international business experience is extremely valuable to us as international business becomes an increasingly important component of our business.

Defense and Related Industry Experience
From his experience in leadership roles at United Technologies, Mr. Page brings highly relevant experience to our military-focused uncrewed aircraft systems business.

Commercial Business Experience
Mr. Page gained substantial experience in commercial business operations through his positions at United Technologies and Black & Decker Corporation. Mr. Page’s business experience is of significant importance to the board as the company continues to execute on its growth plan.

Public Company Board Experience
Mr. Page’s service as Vice Chairman of United Technologies and as the Lead Independent Director at Liberty Mutual and his experience as a director of United Technologies, PACCAR and Lowe’s provides us with valuable corporate governance and board leadership experience.

Financial Expertise
Having served as Chief Financial Officer of two major public companies and as Audit Committee Chair of Lowe’s, PACCAR and Liberty Mutual, Mr. Page brings a wealth of financial, capital allocation and audit committee experience to the company and the board.

2024 NOMINEES FOR CLASS III DIRECTORS
Charles Thomas Burbage
Director Since:	2013
Age:	76
Board Committees and Leadership:	Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Executive Committee
Summary of Experience:
Mr. Burbage has served as a member of our board of directors since 2013. Mr. Burbage retired from Lockheed Martin Aeronautics Company in April 2013, after a 33-year career during which he served most recently as Executive Vice President and General Manager, Joint Strike Fighter Program from 2000 to 2013. Mr. Burbage also served on active duty in the U.S. Navy as a Naval aviator and recorded more than 3,000 flight hours in 38 types of military aircraft before retiring as a Captain in the U.S. Naval Reserve in 1994. Mr. Burbage currently serves as a director of Terma North America, Inc., a provider of technology and services for security and defense applications, and GKN Aerospace North America, Inc., a global tier one supplier of airframe and engine structures, landing gear, electrical interconnection systems, transparencies, and aftermarket services. Mr. Burbage received a B.S. in aerospace engineering from the U.S. Naval Academy and holds an M.S. in aeronautical systems from the University of West Florida and an M.B.A. from the University of California, Los Angeles.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer or Executive Experience
Mr. Burbage was the Lockheed Martin executive responsible for the F-35 Joint Strike Fighter program from its inception to adoption. He brings to the board the experience of managing a complex global program involving U.S. military and international customers and global industrial partners.

Extensive Global or International Business Experience
Mr. Burbage’s leadership of the F-35 Joint Strike Fighter program involved international business development activities on a global basis. The F-35 was sold to more than 10 countries and involved a global manufacturing capability. This experience is particularly relevant to us as we pursue larger and more complex international business opportunities.

Defense Industry Related Experience
In addition to decades of experience as an executive of Lockheed Martin, Mr. Burbage previously served as a Naval aviator and test pilot. He received numerous industry awards, including the U.S. Naval Academy/Harvard Business Review Award for Ethical Leadership. His defense industry and Naval officer experience provides important insights to the board on our largest business and customer set.

Science, Technology and Innovation Experience
Mr. Burbage has an extensive engineering background. He has a B.S. in aeronautical engineering from the U.S. Naval Academy and an M.S. in aeronautical systems from the University of West Florida. He applied this technical and engineering knowledge as a Naval aviator and in his management roles at Lockheed Martin. His background and experience are critically important to the board because of the innovative nature and technical complexity of our products.

2024 NOMINEES FOR CLASS III DIRECTORS
Edward R. Muller
Director Since:	2013
Age:	72
Board Committees and Leadership:	Chair of Audit Committee; member of Compensation Committee and Executive Committee; Lead Independent Director
Summary of Experience:
Mr. Muller has served as a member of our board of directors since 2013. Mr. Muller served as Vice Chairman of NRG Energy, Inc. (NYSE: NRG), a U.S.-based producer and retail supplier of electricity, from December 2012 to February 2017. Prior to the merger in 2012 of NRG and GenOn Energy Inc., Mr. Muller served as the Chairman and Chief Executive of GenOn, which also produced and sold electricity in the United States, a position he held beginning in 2010. From 2005 to 2010, Mr. Muller was Chairman and Chief Executive of Mirant Corporation, which produced and sold electricity in the United States and internationally. Previously, Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy until 2000, which produced electricity in the United States and internationally. Mr. Muller previously served as Vice President, Chief Financial Officer, General Counsel and Secretary of Whittaker Corporation, a conglomerate with activities in aerospace, chemicals, healthcare and metals. From 2007 to 2024, Mr. Muller served as a director of Transocean Ltd. (NYSE: RIG), an offshore oil and gas driller. Mr Muller currently serves as the Chairman of the Advisory Board of the UCLA Institute for Carbon Management and of CarbonBuilt, Inc., a provider of low carbon concrete technology, Concrete, AI, Inc., a provider of AI-assisted concrete production and carbon reductions , and Nextli Technologies, Inc., a cement decarbonization company, and acts as the Chairman and CEO for Equatic, Inc., a carbon-capture technology company, Specifx, Inc., developer of lithium extraction technologies, and x/44, Inc., a technology company developing direct air capture of carbon dioxide. He previously served as a director of Contact Energy, Ltd., Edison Mission Energy, Interval, Inc., Oasis Residential, Inc., Ormat Technologies, Inc., RealEnergy, Inc., RigNet Inc., Strategic DataCorp., The Keith Companies, Inc., and Whittaker Corporation. Mr. Muller is a member of the Council on Foreign Relations and the Pacific Council on International Policy, and previously was Chairman of the U.S. — Philippines Business Committee, Co-Chairman of the International Energy Development Council and a member of the Board of Trustees of the Riverview School. Mr. Muller received his undergraduate degree from Dartmouth College and a J.D. from Yale Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Muller brings broad and extensive executive leadership experience to our board, having served as Chief Executive Officer of large companies that produced electricity for more than 15 years and as Chief Financial Officer and General Counsel of Whittaker Corporation.

Public Company Board Experience
Serving or having served as a director of 11 different public companies, Mr. Muller brings tremendous business and corporate governance oversight experience to the company and its board.

Financial Expertise
Mr. Muller has extensive financial and accounting experience as a Chief Executive Officer of several energy companies and as Chief Financial Officer of Whittaker Corporation and from serving on numerous public company audit committees. Our board and Audit Committee benefit from Mr. Muller’s extensive financial and accounting experience.

Extensive Global or International Business Experience
Mr. Muller has extensive international business experience and is a recognized expert on international policy and energy development. Besides his substantial international business experience as a Transocean Ltd. director, Mr. Muller serves as a Member of the Council on Foreign Relations and the Pacific Council on International Policy and was previously Chairman of the U.S. Philippines Business Committee and Co-Chairman of the International Energy Development Council.

2024 NOMINEES FOR CLASS III DIRECTORS
SUMMARY OF DIRECTOR NOMINEES

The following information and graphics summarize the qualifications of the nominees for Class III director and the other continuing members of the board. Based on a careful assessment, the Nominating and Corporate Governance Committee and the board have concluded that each nominee is qualified to serve as a director and that the collective board, including the nominees for election, possesses the necessary qualifications, attributes, skills and experience to provide effective oversight of the business and provide strategic advice and counsel to the company’s management.
Nominees and other directors exhibit:
• High integrity	• Innovative thinking
• Proven record of success	• Knowledge of corporate governance
Our director nominees and other directors bring a balance of important skills to our boardroom
The fact that an item is not highlighted for a director does not mean that the director does not possess that qualification, attribute, skill or experience.

	Nominees			Continuing Directors					Totals
Attribute	Nawabi	Lewis	Votel	Davidson	Burbage	Page	Muller	Long	Nominees	Board
CEO and Executive Experience	✓	✓	✓	✓	✓	✓	✓	✓	3	8
Knowledge of Company Business	✓				✓	✓			1	3
Defense/Aerospace Industry or Military Experience	✓	✓	✓	✓	✓	✓		✓	3	7
International Business Experience	✓	✓			✓	✓	✓	✓	2	6
Other Public Board Experience				✓		✓	✓	✓	0	4
Science, Technology and Innovation	✓	✓			✓				2	3
Commercial Business Experience	✓	✓				✓		✓	2	4
Financial Literacy	✓	✓		✓		✓	✓	✓	2	6
Strategic Development Experience	✓	✓	✓			✓	✓	✓	3	6
Scaling Business Experience	✓	✓			✓	✓	✓	✓	2	6
Data Analytics Experience	✓								1	1

2024 NOMINEES FOR CLASS III DIRECTORS
Our director nominees and other continuing directors provide an effective mix of experience and fresh perspective.
INDEPENDENCE

PRIOR BOARD SERVICE

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE

Board of Directors and Committees

Our board of directors functions in a collaborative manner and all directors play an active role in overseeing the company’s business both at the board and committee levels. The 2024 director nominees consist of three Class III director nominees, two of which are independent directors and each of whom has significant leadership experience and knowledge of the company’s industry.
Pursuant to our bylaws, our board must annually elect one of its members to serve as Chairman of the Board, who shall preside over meetings of the board and stockholders, consult and advise the board and its committees on the business and affairs of the company, and perform such other duties as may be assigned by the board. Our bylaws also require the board to designate annually an independent director to serve as the Lead Independent Director if the Chairman of the Board is not an independent director. The designation of a Lead Independent Director is for a one-year term and a Lead Independent Director may be eligible for re-election at the end of that term. Designation as such does not impose on the Lead Independent Director any obligation or standard greater than or different from those of the company’s other directors. The Lead Independent Director has the following roles and responsibilities:
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presides at all meetings of the board or stockholders at which the Chairman of the Board is not present;

•
serves as a liaison on board-related issues between the Chairman of the Board and the independent directors;

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reviews and provides input to the Chairman of the Board regarding the nature, scope and timeliness of information that management provides to the board;

•
reviews and provides input to the Chairman of the Board regarding the agendas for board meetings and the annual schedule of board meetings;

•
presides at meetings of the independent directors and apprises the Chairman of the Board of the issues discussed, as appropriate; and

•
performs such other duties as the board may from time to time delegate.

Our officers, under the direction of our Chief Executive Officer, are generally in charge of the day-to-day affairs of the company, subject to the powers reserved to the board.
As set forth in the company’s Corporate Governance Guidelines, regularly scheduled executive sessions of independent directors are held at least twice per year. These meetings allow our independent directors to discuss issues of importance to the company, including the business and affairs of the company, as well as matters concerning management, without any member of management present. Independent directors chair all of the board committees (except our Executive Committee), which are described below.
Board Leadership Structure
We do not have a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer. The company’s governance framework provides the board with flexibility to select the appropriate leadership structure for long-term success of the company. In making leadership structure determinations, including whether to separate or combine the Chairman of the Board and Chief Executive Officer roles, the board considers many factors, including the specific needs of the business and what is in the best interests of the company’s stockholders.
Our current leadership structure is as follows:
•
Chairman of the Board, President and Chief Executive Officer: Wahid Nawabi

•
Lead Independent Director: Edward R. Muller

•
Committees led by independent directors

•
Active engagement by all directors

The board believes that this leadership structure, consisting of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as Lead Independent Director and strong, active independent directors, is the optimal structure to guide our company and maintain the focus required to achieve our business goals. The board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors. It provides a single leader who is understood by our employees, customers, business partners, and stockholders as providing strong leadership for the company, which enhances our ability and agility to manage resources and provides the focus required to implement our complex business strategy.
The Board’s Role in Strategy Oversight
Our board of directors is actively involved in overseeing our strategy and its execution. In addition to discussing

CORPORATE GOVERNANCE
business goals and priorities and broader strategic issues regularly, the board engages with management on future opportunities for the company and how emerging trends, technologies and global developments may impact the company, our customers and business partners, end markets and our stakeholders and how the company should navigate such matters. Our board of directors guides our strategic direction and helps ensure our business strategies align to long-term value creation.
The Board’s Role in Risk Oversight
Our board of directors is responsible for overseeing our risk management and delegates many of these functions to the Audit and Cybersecurity Committees, which report regularly to the board. Under its charter, the Audit Committee is responsible for discussing with management the company’s policies with respect to risk assessment and risk management. The committee is chartered to discuss with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Under its charter, the Cybersecurity Committee is responsible for reviewing, discussing, and making recommendations to the full board of directors regarding cybersecurity matters, including cyber risks. In addition to the Audit and Cybersecurity Committees’ work in overseeing risk management, our full board engages in discussions of the most significant risks that we face and how these risks are being managed. Our Compensation and Nominating and Corporate Governance Committees are also involved in evaluating risks that fall within the purview of those committees’ responsibilities.
The Board’s Role in Environmental, Social and Governance (ESG) Matters Oversight
Our board of directors provides oversight of ESG matters and regularly receives reports from our ESG Committee. Formed in 2020, the company’s ESG Committee, which is comprised of members of senior management and other functional area leaders, sets goals regarding ESG matters, directs ESG initiatives, and reviews progress on ESG matters with the board.
In 2022, the ESG Committee, with support of the board, commissioned the company’s first Corporate Social Responsibility (“CSR”) report, that was published on the company website in August 2022. The company has since published an annual CSR report and expects to publish its report for fiscal year 2024 in August 2024. The Compensation Committee of the board also included an ESG metric in each of the 2022, 2023, and 2024 executive bonus plans. Company management included the same ESG metrics as the executive bonus plans in the 2022, 2023 and 2024 bonus plans for non-executive employees as well.
The Board’s Role in Human Capital Management
The board acknowledges that our employees are the company’s most valuable asset and the driving force behind our success, and seeks to ensure that the company is known for cultivating a positive and welcoming work environment — one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion. Our board of directors believes that a diverse and inclusive workforce is a major catalyst for driving innovation and an important aspect of our ESG efforts.
Board Meetings
Under the company’s bylaws, regular meetings of the board are held at such times as the board may determine. Special meetings of the board may be called by the Chairman of the Board or the President on 48 hours’ notice to each director or by the President or the Corporate Secretary after receiving a written request of two directors on 48 hours’ notice. The board held 11 meetings in fiscal year 2024. Each director attended at least 75% of all meetings of the board of directors and each committee on which he or she sat during fiscal year 2024.
Annual Meeting Attendance
The company does not have a formal policy regarding directors’ attendance at annual meetings of stockholders, but encourages all directors to attend such meetings. All seven directors who were serving as directors after the start of the 2023 annual meeting of stockholders attended the annual meeting.
Board Committees
The board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Cybersecurity Committee, and an Executive Committee. The board has adopted a written charter for each of these committees, which are available on the company’s website at www.avinc.com by clicking on “Investors” and then clicking on “Corporate Governance”. All of the members of each of these standing committees (other than the Executive Committee) meet the criteria for independence prescribed by the SEC and Nasdaq. The information contained on our website is not incorporated by reference into, and does not form a part of, this proxy statement. Our board of directors may establish other committees to facilitate the management of our business. Additional information about the committees is provided below.

CORPORATE GOVERNANCE
Audit Committee
Committee Chair:	Edward R. Muller
Other Committee Members:	Stephen F. Page, Cindy K. Lewis and Philip Davidson
Meetings held in FY2024:	5
The board has determined that Mr. Muller, Mr. Page, and Ms. Lewis qualify as audit committee financial experts as defined by the rules of the SEC. All committee members are able to read and understand fundamental financial statements in accordance with Nasdaq requirements. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:
•
selecting and hiring our independent registered public accounting firm;

•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•
reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•
reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•
reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•
overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•
reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements;

•
reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

•
establishing procedures for the receipt, retention and treatment of complaints (including procedures for receiving and handling complaints on a confidential and anonymous basis) regarding accounting, internal accounting controls or auditing matters, including employee concerns regarding questionable accounting or auditing matters;

•
preparing the audit committee report that the SEC requires in our annual proxy statements; and

•
reviewing and approving any related party transactions.

Our Amended & Restated Code of Business Conduct and Ethics (“code of conduct”), is our code of ethics for directors, executive officers, employees and agents. Any amendment to the code of conduct that applies to our directors or executive officers may be made only by the board or a board committee and will be disclosed on our website.
The code of conduct is available at http://investor.avinc.com. The Audit Committee charter and the code of conduct are also available in print to any stockholder who requests them.
Compensation Committee
Committee Chair	Charles Thomas Burbage
Other Committee Members:	Edward R. Muller and Mary Beth Long
Meetings held in FY2024	8
Our Compensation Committee’s purpose is to assist our board of directors in determining the development plans and compensation for our executive officers and the compensation to be paid to directors for board and committee service. The Compensation Committee of our board consists of three independent directors. The Compensation Committee’s responsibilities with respect to executive and director compensation are:
•
to review our compensation philosophy;

•
to review and recommend to the board corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives and review and recommend to the board the compensation of our Chief Executive Officer;

•
to review and approve all compensation of our executive officers and all other officers subject to the reporting requirements of Section 16(a) of the Exchange Act;

•
to review all employment agreements and severance arrangements of executive officers;

•
to review and recommend to the board compensation for non-management directors’ service on the board and any committees;

•
to review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

•
to review and approve the Compensation Discussion and Analysis contained in this proxy statement; and

•
to review and approve executive officer indemnification and insurance matters.

CORPORATE GOVERNANCE
In addition, the Compensation Committee is responsible for the general administration of all executive compensation plans, including:
•
setting performance goals for our executive officers and reviewing their performance against these goals;

•
approving all amendments to, and terminations of, all such compensation plans and any awards under such plans;

•
granting awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; and

•
making recommendations to the board with respect to awards for directors under our equity incentive plans.

The Compensation Committee also has the sole authority, in accordance with applicable securities laws, rules and regulations and Nasdaq listing standards, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee is responsible for the appointment, compensation, and oversight of the work of any compensation advisors retained by the Compensation Committee. Subject to any exceptions under the Nasdaq listing standards, prior to selection and engagement of any compensation advisor, the Compensation Committee will undertake an analysis of the independence of each such compensation advisor under the independence factors specified in the applicable requirements of the Exchange Act and the Nasdaq listing standards. The company will provide for appropriate funding, as determined by the Compensation Committee in its sole discretion, for payment of compensation to any compensation advisors retained by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during the fiscal year ended April 30, 2024 were Charles Thomas Burbage, Edward R. Muller, Mary Beth Long and Catherine Merigold, from May 1, 2023 through September 29, 2023. None of the fiscal year 2024 or proposed members of our Compensation Committee at any time has been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Nominating and Corporate Governance Committee
Committee Chair:	Stephen F. Page
Other Committee Members:	Charles Thomas Burbage and Cindy K. Lewis
Meetings held in FY2024:	7
Our Nominating and Corporate Governance Committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include:
•
evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•
administering a policy for considering stockholder nominees for election to our board of directors;

•
evaluating and recommending candidates for election to our board of directors;

•
overseeing our board’s performance and self-evaluation process; and

•
reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

Our board of directors believes that it should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.
When evaluating director candidates, the Nominating and Corporate Governance Committee takes into account the degree to which a candidate fulfills the criteria contained in the Corporate Governance Guidelines and other factors consistent with those guidelines, including the following:
•
independence from management;

•
personal and professional integrity, ethics and values;

•
practical and mature business judgment;

•
experience as a Chief Executive Officer, President or other executive officer of a public or large private company;

•
extensive knowledge of the company’s business or experience in one or more industries in which we compete, including aerospace and defense, or industrials;

•
global and international business experience;

CORPORATE GOVERNANCE
•
experience in strategic development activities, including mergers, acquisitions, partnerships and venture capital transactions;

•
experience in marketing, engineering, technology and innovation, operations, supply chain and manufacturing, and legal;

•
educational experience;

•
a high degree of financial literacy and experience;

•
experience as a board member of another publicly held company;

•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•
diversity of personal background relative to other board members, including gender, age, and ethnic diversity;

•
data analytics experience;

•
commercial business experience; and

•
experience in scaling or growing a startup or small business into a significant business.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:
•
a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•
the name of and contact information for the candidate and stockholder making the recommendation;

•
a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

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with respect to each of the proposing stockholder and the candidate, the class and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record;

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with respect to each of the proposing stockholder and the candidate, any derivative, swap or other transaction, or series of transactions, the purpose or effect of which is to give such party economic risk similar to ownership of shares of our capital stock;

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with respect to each of the proposing stockholder and the candidate, any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any of our shares of capital stock;

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with respect to each of the proposing stockholder and the candidate, any agreement, arrangement, understanding or relationship engaged in, directly or indirectly, to reduce the level of risk of loss to, or increase or decrease the voting power of, such party with respect to our shares of capital stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of our shares of capital stock;

•
with respect to each of the proposing stockholder and the candidate, any right to dividends on any of our shares of capital stock owned beneficially by such party that are separated from our underlying shares of capital stock;

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with respect to each of the proposing stockholder and the candidate, opportunity to profit from, or any performance-related fees such party is entitled to, based on the increase or decrease in the value of any of our shares of capital stock;

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all information relating to the proposing stockholder and the candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing stockholder, on the one hand, and the candidate, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K promulgated under the Exchange Act if such proposing stockholder were the “registrant” for purposes of such rule and the candidate were a director or executive officer of such registrant; and

•
a completed and signed questionnaire, representation and agreement with respect to the candidate’s background, any voting commitments or compensation arrangements and the candidate’s commitment to abide by our Corporate Governance Guidelines.

Under our bylaws, eligible stockholders may also nominate persons for our board of directors for inclusion in our Proxy Statement. This is commonly known as “proxy access.” A stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our

CORPORATE GOVERNANCE
proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our bylaws.
In addition, we may require any candidate to furnish such other information as may reasonably be required by us to determine the eligibility of such candidate to serve as an independent director in accordance with our Corporate Governance Guidelines or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such candidate.
Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:
•
the director’s performance on the board of directors; and

•
whether the director’s re-election would be consistent with our Corporate Governance Guidelines.

Cybersecurity Committee
Committee Chair:	Cindy K. Lewis
Other Committee Members:	Philip Davidson and Mary Beth Long
Meetings held in FY2024:	6
In September 2023, our Nominating and Corporate Governance Committee recommended, and our board unanimously approved, the establishment of the Cybersecurity Committee. Our Cybersecurity Committee’s purpose is to assist the board in fulfilling its oversight of the company’s cybersecurity programs and risks. The Cybersecurity Committee’s responsibilities include:
•
the company’s overall cybersecurity posture, including review of the company’s policies, plans, metrics and programs relating to the enterprise cybersecurity and data protection risks;

•
the effectiveness of the company’s programs and practices for identifying, assessing, mitigating, responding to and recovering from such risks across the company’s business operations, including management’s role and expertise in assessing and managing material risks from cybersecurity threats;

•
data management and protection, including security of the company’s data held on and off-site (domestic and international), encryption practices, and third party use of the company’s customers’ data, including any cybersecurity risks associated with the company’s outside partners (e.g. vendors, suppliers, etc.);

•
any significant cybersecurity incidents; and

•
consideration of the impact of emerging cybersecurity developments and regulations that may affect the company.

The Cybersecurity Committee solicits presentations on the company’s cybersecurity program from the company’s Chief Information Security Officer and Director of Global Cybersecurity at each of the Committee’s regularly scheduled quarterly meetings. These briefings include assessments of the cyber risk and threats landscape, updates on incidents, policies and procedures, and our investments and plans in cybersecurity risk mitigation and governance.
The Cybersecurity Committee also meets with members of the company’s Cybersecurity Council to discuss various aspects of our cybersecurity program in between regular meetings. All members of the board of directors are invited to attend all meetings of the Cybersecurity Committee and the committee regularly briefs the entire board of directors regarding their oversight of our cybersecurity program.
Executive Committee
Committee Chair:	Wahid Nawabi
Other Committee Member:	Charles Thomas Burbage and Edward Muller
Meetings held in FY2024:	0
Our Executive Committee’s purpose is to exercise the powers of the board of directors when the board is not in session, subject to specific restrictions as to powers retained by the full board of directors or delegated to other committees of the board of directors. Powers retained by the full board of directors include those relating to amendments to our certificate of incorporation and bylaws, mergers, consolidations and sales or exchanges involving substantially all of our assets.
Board & Committee Self-Evaluations
The board of directors conducts annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the board and to determine whether the board and its committees are functioning effectively. During the year, the Nominating and Corporate Governance Committee receives input on the performance of the board and its committees (other than the Executive Committee) from directors and discusses the input with the full board. The self-assessment focuses on the board’s contribution to the company and on areas in which the board believes that the board or any of its committees could improve.

CORPORATE GOVERNANCE
Communication with the Board
The board has established a process to facilitate communication with stockholders and other interested parties. Communications can be addressed to the directors in care of the Corporate Secretary, 241 18th Street South, Suite 650, Arlington, VA 22202 or by email to corporatesecretary@avinc.com. At the direction of the board, all mail received may be opened and screened for security purposes. The board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “outside directors” or “non-employee directors” will be forwarded or delivered to the Lead Independent Director. Mail addressed to the “board of directors” will be forwarded or delivered to the Chairman of the Board.
Commitment to Good Corporate Governance

The board has adopted various policies and guidelines as part of the company’s commitment to good corporate governance. Examples of such polices include:
•
anti-hedging and anti-short sale policies for executives, directors and employees which prohibit the use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock;

•
share ownership guidelines and share retention policy for executives and directors;

•
limitation on number of public companies on which directors can serve without receiving prior approval of the Chair of the Nominating and Corporate Governance Committee, (a) a director may not serve on the boards of more than four other public companies, and (b) a director who is an active CEO or equivalent of a public company, may not serve boards of more than two other public companies; and

•
a Nasdaq Rule 5608 compliant compensation recovery policy for executives.

CORPORATE GOVERNANCE
Board Diversity

Although the board does not have a formal policy regarding diversity, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Nominating and Corporate Governance Committee assesses the effectiveness of this approach as part of its review of the board’s composition as well as in the course of the board’s and Nominating and Corporate Governance Committee’s self-evaluation. With the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews trends in board composition, including on director diversity.
Board Diversity Matrix (As of August 7, 2024)
Total Numbers of Directors	8
	Female	Male	Non-Binary	Did not Disclose Gender
Part 1: Gender Identity
Directors	2	6	0	0
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Part 3: Additional Diversity Characteristics
Military Veteran	0	3

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Compensation of Non-Employee Directors

The general policy of our board of directors is that compensation for non-employee directors should be delivered through a mix of cash and equity-based pay. We do not pay management directors for board service in addition to their regular employee compensation. Our Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The board of directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.
The Compensation Committee engages an independent compensation consultant, Pay Governance LLC (“Pay Governance”), a national compensation consulting firm, to assist it in reviewing director compensation. In June 2023, Pay Governance prepared a report for the Compensation Committee with non-employee director compensation data of peer companies identified by Pay Governance, which the Compensation Committee and the board of directors used in setting non-management director compensation for fiscal year 2024. In June 2023, after reviewing the report prepared by Pay Governance and discussing the compensation of non-management directors with Pay Governance, the Compensation Committee recommended, and the board determined, that the cash retainers for fiscal 2024 service remain unchanged from fiscal year 2023 levels and that the equity grant portion of compensation for fiscal year 2024 service be increased to $150,000 to align with market compensation practices.

The table below presents the annual cash retainer fees for our non-employee directors in effect in fiscal year 2024.
Director Responsibilities1	Annual Retainer
Board Members	$60,000
Lead Independent Director	$20,000
Chair of Audit Committee	$20,000
Audit Committee Member (not including Chair)	$10,000
Chair of Nominating and Corporate Governance Committee	$10,000
Nominating and Corporate Governance Committee Member (not including Chair)	$ 5,000
Chair of Compensation Committee	$15,000
Compensation Committee Member (not including Chair)	$ 7,000

1.
No retainers were paid for Cybersecurity Committee service in fiscal year 2024. No retainers are paid for Executive Committee service.

Annual retainer amounts are paid in four equal quarterly installments at the beginning of each of our fiscal quarters if the individual is still serving as a director at such time. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with their service as a director, such as attending board or committee meetings. We also pay for travel and hospitality costs for the spouses of directors to accompany such directors to an offsite board meeting, which expenses did not exceed $10,000 in fiscal year 2024 for any director.
In addition to cash retainer fees, our non-employee directors also receive an annual grant of restricted stock, which awards vest in three equal annual installments over a three-year period beginning approximately one year from the date of grant. Based on the report provided by Pay Governance in
June 2023 and a subsequent discussion with Pay Governance, the Compensation Committee recommended, and the board approved, an annual grant of restricted stock awards with an aggregate value of $150,000 to each non-management director for their fiscal year 2024 service. These annual awards for fiscal year 2024 service were granted in June 2023 to our non-employee directors serving as directors at such time. Such awards vest in three equal installments on July 11, 2024, 2025 and 2026. The number of shares subject to such awards was calculated on the date of grant based on the closing price per share of our common stock on such date. Newly elected or appointed non-employee directors will be granted restricted stock awards with an aggregate value of $170,000 on the date of grant (measured by the closing price per share of our common stock subject to the

DIRECTOR COMPENSATION
awards on the date of grant). The annual and new director equity grant values were determined by the board to be competitive with non-employee director equity awards at comparable companies based on discussions with Pay Governance. After her election to the board at the 2023 annual meeting, Ms. Long was granted her new director restricted stock award in September 2023, which award vests in equal installments on each of October 5, 2024, 2025 and 2026. Mr. Votel was granted his new director restricted stock award in December 2023 in connection with his commencement of service on the board, which award vests in equal installments on each of January 4, 2025,
2026 and 2027. Mr. Davidson was granted his new director restricted stock award in June 2023 in connection with his commencement of service on the board, which award vests in equal installments on each of July 11, 2024, 2025 and 2026.
The award agreements evidencing stock options and restricted stock awards issued to our non-employee directors provide for the acceleration of vesting and exercisability of all company stock options and restricted stock awards held by the director upon the completion of a change in control.

Fiscal Year 2024 Non-Employee Director Compensation Table

The following table identifies the compensation paid during fiscal year 2024 to each person who served as a non-employee director during fiscal year 2024.
Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	All Other Compensation ($)	Total ($)
Charles Thomas Burbage	80,000	149,942	—	229,942
Catharine Merigold2	38,500	149,942	—	188,442
Cindy K. Lewis	70,000	149,942	—	219,942
Edward R. Muller	107,000	149,942	—	256,942
Stephen F. Page	80,000	149,942	—	229,942
Philip Davidson	56,359	169,989	—	226,348
Mary Beth Long	39,326	169,972	—	209,208
Joseph L. Votel	25,435	169,964	—	195,399

1.
The value of the restricted stock awards granted during fiscal year 2024 equals their grant date fair value as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2024, as filed with the SEC.

2.
Ms. Merigold elected to not sit for reelection to the board and ceased serving as a director at the 2023 annual meeting of stockholders on September 29, 2023. Ms. Merigold is currently a consultant for the company, but did not receive any consulting compensation during fiscal year 2024.

None of the non-employee members of our board who served on the board during fiscal year 2024 held unexercised options as of April 30, 2024.
The non-employee members of our board who served on the board during fiscal year 2024, held the following aggregate number of shares of unvested restricted stock as of April 30, 2024:
Name	Number of Securities Underlying Unvested Restricted Stock
Charles Thomas Burbage	2,918
Catharine Merigold1	2,918
Cindy K. Lewis	3,114
Edward R. Muller	2,918
Stephen F. Page	2,918
Philip Davidson	1,662
Mary Beth Long	1,524
Joseph L. Votel	1,362

1.
Ms. Merigold ceased serving as a director on September 29, 2023, however, she remained a consultant to the company after her service as a director ceased and, therefore, the unvested restricted stock she held as of the cessation of her director service remained outstanding.

DIRECTOR COMPENSATION
The following table provides a breakdown of fees earned or paid in cash during fiscal year 2024.
Name	Annual Retainers ($)	Chairman of the Board, Lead Independent Director and Committee Chair Retainer Fees ($)	Committee Member Retainer Fees ($)	Total Fees ($)
Charles Thomas Burbage	60,000	15,000	5,000	80,000
Catharine Merigold1	30,000	—	8,500	38,500
Cindy K. Lewis	60,000	—	10,000	70,000
Edward R. Muller	60,000	40,000	7,000	107,000
Stephen F. Page	60,000	10,000	10,000	80,000
Philip Davidson	51,359	—	5,000	56,359
Mary Beth Long	35,826	—	3,500	39,326
Joseph L. Votel	25,435	—	—	25,435

1.
Ms. Merigold elected to not sit for reelection to the board and ceased serving as a director at the 2023 annual meeting of stockholders on September 29, 2023.

Compensation Policies Applicable to Non-Employee Directors

Annual Limits on Director Compensation
We have adopted annual limits on the amount of compensation that any individual non-employee director may receive for service on our board of directors. Under the 2021 Equity Incentive Plan, the sum of any cash compensation, other compensation and equity awards granted to a non-employee director as compensation for services on our board during any fiscal year may not exceed $500,000 (or $700,000 for the director’s initial year of service). The board of directors may make exceptions to this limit in extraordinary circumstances, provided that the director receiving the additional compensation may not participate in the decision to award such additional compensation.
Stock Ownership Guidelines for Non-Employee Directors
Our board of directors has adopted stock ownership guidelines for our non-employee directors. Pursuant to the guidelines, as amended by the board of directors in September 2022, each non-employee director is expected to own shares of the company’s common stock with a market value of no less than five times his or her current annual cash retainer for serving as a member of the board of directors, exclusive of chairperson, committee or meeting fees, within five years of the date on which such person was appointed to the board. The company determines progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year.
The table below shows each non-employee director’s equity ownership in the company as a multiple of his or her cash retainer and the minimum ownership level required of the guidelines in effect on April 30, 2024 pursuant to these guidelines for each of our non-employee directors serving in such capacity as of April 30, 2024.

Name	Dollar Value of Equity Ownership as a Multiple of Annual Retainer ($)1	Minimum Ownership Level Required as a Multiple of Annual Retainer
Stephen F. Page	139.0x	5x
Edward R. Muller	132.3x	5x
Charles Thomas Burbage	130.7x	5x
Cindy K. Lewis	13.0x	5x
Philip Davidson2	4.4x	5x
Mary Beth Long3	4.1x	5x
Joseph L. Votel4	3.6x	5x

1.
For each non-employee director, calculated by dividing (a) the aggregate number of shares of vested and unvested common stock held by such non-employee director, multiplied by the closing price of  $159.79 per share of our common stock on April 30, 2024,

DIRECTOR COMPENSATION
the last trading day of fiscal year 2024, by (b) the annual retainer paid to such non-employee director (excluding any annual cash retainer for committee membership or chairmanship or service as lead independent director).
2.
Mr. Davidson was appointed to the Board in June 2023, and therefore has until June 2028 to achieve the minimum ownership level under the company’s Stock Ownership Guidelines.

3.
Ms. Long was elected to the Board in September 2023 at the Annual Shareholder meeting, and therefore has until September 2028 to achieve the minimum ownership level under the company’s Stock Ownership Guidelines.

4.
Mr. Votel was appointed to the Board in November 2023, and therefore has until November 2028 to achieve the minimum ownership level under the company’s Stock Ownership Guidelines.

Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require non-employee directors to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policies contain stringent restrictions on transactions in company stock by non-employee directors. All trades by non-employee directors must be pre-cleared. Furthermore, no member of our board of directors may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock. Additionally, no non-employee director may pledge shares of our stock as collateral for a loan or hold any shares of our common stock in a margin account. Stock ownership and retention guidelines and anti-hedging and anti-pledging policies for our executive officers, including Mr. Nawabi, are described below under “Executive Compensation and Other Information — Compensation Discussion and Analysis — Stock Ownership Guidelines for Executive Officers.

RELATED PARTY TRANSACTIONS
RELATED PARTY TRANSACTIONS
Certain Transactions and Relationships

Review and Approval of Related Party Transactions. All transactions and relationships in which the company and our directors, director nominees and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:
•
the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person;

•
the importance of the transaction to the company;

•
whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•
any other matters the Audit Committee deems appropriate.

Reportable Related Party Transactions. Other than the employment arrangements described elsewhere in this proxy statement, since May 1, 2023, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which:
•
the amount involved exceeded or will exceed $120,000; and

•
a director, director nominee, executive officer, holder of five percent or more of any class of our capital stock or any member of his or her immediate family had or will have a direct or indirect material interest.

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth certain information as of August 7, 2024 about our executive officers.
Name	Age	Position
Wahid Nawabi1	55	Chair, President and Chief Executive Officer
Kevin McDonnell	62	Senior Vice President and Chief Financial Officer
Melissa Brown	47	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Brett Hush	61	Senior Vice President, Loitering Munitions
Jeff Rodrian	45	Senior Vice President, MacCready Works
Trace Stevenson	48	Senior Vice President, UnCrewed Systems

1.
The background and experience of Mr. Nawabi is detailed on page 17.

Kevin McDonnell was appointed our Senior Vice President and Chief Financial Officer on February 10, 2020. Before joining the company, Mr. McDonnell served as Senior Vice President, Chief Financial Officer of JAMS, Inc., which provides alternative dispute resolution services, from September 2014 to February 2020. Prior to joining JAMS, Inc., Mr. McDonnell served in a variety of management and finance roles including as the co-founder of DoubleBeam, Inc., a provider of mobile retail solutions, from 2011 to 2014, the Chief Financial and Administrative Officer of Orange County Container Group LLC, a manufacturer of paperboard and paper-based packaging, from 2008 to 2011, the Executive Vice President, Finance and Administration, and Chief Financial Officer for Leiner Health Products from 2006 to 2008 and the Senior Vice President, Finance and Administration, and Chief Financial Officer for Memorex Corporation from 2004 to 2006. Mr. McDonnell previously held financial leadership positions with Digital Insight, Printrak, Teradata and Mattel. Mr. McDonnell serves as a director of our wholly-owned subsidiaries Arcturus UAV, Inc. and Tomahawk Robotics, Inc. Mr. McDonnell holds a B.A. in Business Administration from Loyola Marymount University and a J.D. from Loyola Law School.
Melissa Brown has served as our Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since May 2023. She began serving as our Chief Compliance Officer in May 2021 and served as Vice President, General Counsel and Corporate Secretary beginning in December 2016. She was appointed as our Corporate Secretary in September 2016 and previously she served as our Corporate Counsel from April 2015 to December 2016. Prior to joining the company, Ms. Brown served as an associate attorney at various law firms, including K&L Gates LLP from 2007 to 2014. Ms. Brown serves as a director of our wholly-owned subsidiaries Arcturus UAV, Inc. and Tomahawk Robotics, Inc. Ms. Brown
earned a B.S. in Microbiology and Molecular Genetics from the University of California, Los Angeles and a J.D. from Arizona State University.
Trace Stevenson has served as our Senior Vice President and General Manager, UnCrewed Systems since May 2023. Prior to that he served as Vice President and General Manager of our Small Unmanned Systems Product Line starting in February 2021. He also served as Deputy General Manager UAS from May 2015 to February 2021 and was responsible for the leadership of our Emerging Business overseeing our HAPS business where he served as a Board Member of HAPSMobile, Inc., a Joint Venture between the company and SoftBank. Mr. Stevenson has 20 years of experience in the defense industry and earned a Bachelor of Science degree in Business and Economics from the University of Kansas.
Brett Hush has served as our Senior Vice President and General Manager of Loitering Munitions since May 2023. From February 2019 to May 2023, Mr. Hush served as our Vice President, Product Line General Manager of Loitering Munitions. Mr. Hush joined AeroVironment in 2010 and served as Vice President of Switchblade until February 2019. Prior to joining AeroVironment, Mr. Hush was a Vice President at Teledyne Technologies. With a combined 35 years in the defense industry, Mr. Hush has also held various leadership roles at GE Aircraft Controls, Martin Marietta, Lockheed Martin, and BAE Systems. Mr. Hush holds a Bachelor of Science degree in Electrical Engineering from Clarkson University and a Masters of Science in Electrical Engineering from Syracuse University and is a graduate of General Electric’s Advanced Course in Engineering Program and GE’s Edison Engineering Development Program.
Jeff Rodrian has served as the Senior Vice President of MacCready Works since May 2023. From October 2020 to May 2023, he served as Senior

EXECUTIVE OFFICERS
Director of AV Ventures. Mr. Rodrian first joined the company in 2010 as a Product Manager and held various positions at the company of increasing responsibility, before leaving in January 2020 to form Aireus, a sole proprietorship focused on developing disruptive technologies for the aerospace industry. Mr. Rodrian rejoined the company in October 2020.
Prior to joining AeroVironment in 2010, Mr. Rodrian spent several years at start-ups focused on aerospace innovation for unmanned systems and commercial aircraft. Mr. Rodrian earned an MBA from the University of Michigan Ross School of Business and a Bachelor and Master of Science in Aeronautics and Astronautics from Purdue University.

SHARE OWNERSHIP
SHARE OWNERSHIP
Ownership of Equity Securities of the Company

The following table presents information regarding the beneficial ownership of our common stock as of August 7, 2024, by:
•
our Named Executive Officers (as defined below);

•
our current directors and director nominees;

•
all of our directors and executive officers as a group; and

•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of August 7, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The information presented in this table is based on 28,206,480 shares of our common stock outstanding on August 7, 2024. Except as set forth in the footnotes below, the address of each beneficial owner listed on the table is c/o AeroVironment, Inc., 241 18th Street South, Suite 650, Arlington, VA 22202.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
BlackRock, Inc.1	4,497,982	15.9%
The Vanguard Group2	2,915,436	10.3%
State Street Corporation3	1,669,443	5.9%
American Capital Management, Inc.4	1,340,752	4.8%
Named Executive Officers, and Directors and Director Nominees:
Wahid Nawabi5	144,397	*
Kevin McDonnell	18,650	*
Melissa Brown	14,152	*
Trace Stevenson	3,762	*
Brett Hush	4,797	*
Charles Thomas Burbage	49,978	*
Philip S. Davidson	2,572	*
Cindy K. Lewis	5,807	*
Joseph Votel	2,272	*
Edward R. Muller6	50,601	*
Stephen F. Page7	54,097	*
Mary Beth Long	2,434	*
Current Directors and Executive Officers as a Group (13 persons)	357,012	1.3%

*
Less than 1%.

1.
Based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 22, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

2.
Based solely on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024 with the SEC reporting beneficial ownership as of December 29, 2023. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

3.
Based solely on a Schedule 13G/A filed by State Street Corporation on January 25, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. The address of State Street Corporation is 1 Congress St., Suite 1, Boston, MA 02114.

SHARE OWNERSHIP
4.
Based on the Schedule 13G/A filed with the filed by American Capital Management, Inc. on February 14, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. The address of American Capital Management, Inc. is 575 Lexington Avenue, 30th Floor, New York, NY 10022.

5.
Includes 50,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable.

6.
Includes 47,400 shares held by the Edward R. Muller and Patricia E. Bauer 1991 Family Trust, of which Mr. Muller is one of the two trustees and with respect to which he shares investment authority with the other trustee, and 810 shares held by the Edward R. Muller IRA.

7.
Includes 20,795 shares held by the Stephen F. Page Living Trust, of which Mr. Page is the trustee.

DELINQUENT SECTION 16(a) REPORTS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the fiscal year ended April 30, 2024, all of our officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN
INFORMATION
The following table provides information as of April 30, 2024 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans and employee stock purchase plan.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights1	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	66,1641	$27.82	1,504,949
Equity compensation plans not approved by security holders	—	—	—
Total	66,1641	$27.82	1,504,9492

1.
Consists of awards outstanding under the AeroVironment, Inc. 2021 Equity Incentive Plan and the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan. As of July 10, 2021, no additional awards may be granted under the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan.

2.
Includes 504,949 shares remaining available for issuance under the AeroVironment, Inc. 2021 Equity Incentive Plan and 1,000,000 shares remaining available for issuance under the AeroVironment, Inc. 2023 Employee Stock Purchase Plan. As of April 30, 2024, the company had not implemented any offerings under the AeroVironment, Inc. 2023 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Committee Report

The Compensation Committee of our board of directors is primarily responsible for determining the annual salaries and other compensation of our executive officers and administering our equity compensation plans. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis of the 2024 proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report filed on Form 10-K and this proxy statement.
Compensation Committee:
Charles Thomas Burbage (Chairman)
Mary Beth Long
Edward R. Muller
Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:
•
Wahid Nawabi, our President and Chief Executive Officer;

•
Kevin McDonnell, our Senior Vice President and Chief Financial Officer;

•
Melissa Brown, our Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary; and

•
Trace Stevenson, Senior Vice President, UnCrewed Systems

•
Brett Hush, Senior Vice President, Loitering Munitions

We refer to these executive officers collectively in this Compensation Discussion and Analysis as the “Named Executive Officers.” Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2024.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Summary
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. The Compensation Committee reviews our executive compensation program on an annual basis to ensure that it is consistent with such objectives. In line with this philosophy, compensation awarded to our Named Executive Officers for fiscal year 2024 reflected our financial and strategic results and overall compensation philosophy.
Key Performance Indicators During Fiscal Year 2024
For fiscal year 2024, revenue, annual bookings and adjusted EBIDTA were the financial metrics used by the Compensation Committee to evaluate our financial performance under the company’s executive compensation program. Our consolidated performance for fiscal year 2024 for these metrics, relative to fiscal year 2023 consolidated performance, is reflected in the table below.
Financial Measure	Fiscal Year 2024 ($, in millions)	Fiscal Year 2023 ($, in millions)	Increase (decrease) (%)
Revenue	716.7	540.5	32.6
Annual Bookings1	677.5	752.3	(9.9)
Adjusted EBITDA2	127.8	90.0	42.0

1.
Annual bookings are firm orders for products and services for which funding has been appropriated to us under an executed contract during the fiscal year. Annual bookings excludes the value of the unfunded portion on order amounts under cost-reimbursable and fixed price contracts such as (i) multiple one-year options, and indefinite delivery, indefinite quantity, or IDIQ contracts, or (ii) incremental funded contracts.

2.
Adjusted EBITDA means the company’s earnings (as calculated in accordance with generally accepted accounting principles (“GAAP”)), before interest, taxes, depreciation and amortization, excluding any acquisition-related deal & integration costs, equity method investments and stock-based compensation expenses. Adjusted EBITDA is a non-GAAP measure. An itemized reconciliation between net income (loss) and adjusted EBITDA (unaudited) for fiscal years 2024 and 2023 is set forth below:

	Fiscal Year 2024 ($, in millions)	Fiscal Year 2023 ($, in millions)
Net income (loss)	59.7	(176.2)
Interest expense, net	4.2	9.4
Provision for (benefit from) income taxes	1.9	(14.7)
Depreciation and amortization	35.7	100.0
EBITDA (Non-GAAP)	101.5	(81.5)
Amortization of purchase accounting adjustment included in loss on disposal of property and equipment	—	0.2
Amortization of cloud computing arrangement implementation	1.5	0.5
Stock-based compensation	17.1	10.8
Equity method and equity securities investments activity, net	5.6	2.6
Acquisition-related expenses	2.1	1.4
Goodwill impairment	—	156.0
Adjusted EBITDA (Non-GAAP)	127.8	90.0
We delivered both strong financial performance and other significant results during fiscal 2024, including:
•
Secured numerous awards under U.S. DoD programs of record, including the U.S. Army’s Low Altitude Stalking and Strike Ordinance (“LASSO”) program, the U.S. DoD’s Replicator initiative, and the

U.S. Marine Corp’s Organic Precision Fires-Light (OPF-L) program.
•
Delivered record annual revenue of $716.7 million, up 32.6% percent year-over-year; and record quarterly revenue of $197.0 million in our fourth quarter;

EXECUTIVE COMPENSATION AND OTHER INFORMATION
•
Produced record full year revenue and profitability, marking our seventh consecutive year of top-line growth;

•
Generated full fiscal year diluted earnings per share of $2.18 per share; and

•
Successfully completed the acquisition of Tomahawk Robotics, Inc. in September 2023.

For fiscal year 2024, we included fourteen strategic objectives as components in our fiscal year 2024 bonus plan tied to each of our product lines and internal company goals, which included objectives such as receiving orders from certain customers, receiving orders for new products, meeting development milestones for new products, obtaining new development program contracts, meeting free cash flow and inventory turn goals and completing certain critical internal infrastructure projects. Also included within those strategic objectives was an ESG component to further our ESG priorities.
Based on our performance relative to the metrics established by our Compensation Committee for annual bonus plan purposes in fiscal year 2024, our Named Executive Officers received payouts of their annual cash bonuses above target amounts established for our fiscal year 2024 bonus plan.

Summary of Executive Compensation Best Practices
Our executive compensation program is governed by policies and practices that are intended to align with industry practices and stockholder interests.
Best Practices We Maintain
✓	Majority of total potential compensation paid to executives based on our financial and company performance
✓	Compensation recovery (or “clawback”) policy for the recoupment of incentive compensation of executive officers
✓	Anti-hedging, anti-pledging and anti-short sale policies for all employees, including executives
✓	Limited perquisites
✓	Retention of independent compensation consultant
✓	Annual risk assessment of compensation practices
✓	Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries
✓
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved

Practices We Avoid
✘	No automatic or guaranteed annual base salary increases
✘	No employment agreements with executive officers
✘	No executive pensions
✘	No single-trigger benefits upon change in control under our Severance Plan
✘	No excise tax gross-up payments upon a termination after a change in control
✘	No repricing or exchange of “underwater” stock options without stockholder approval
✘	No minimum guaranteed vesting for performance-based equity awards
✘	No counting of outstanding performance-based restricted stock units or in-the-money options when determining whether share ownership guidelines have been met

Key Fiscal Year 2024 Compensation Determinations
During fiscal year 2024, the Compensation Committee made the following compensation decisions:
•
Base Salary Increases: For fiscal year 2024, all Named Executive Officers received a base salary increase based on the executive officer’s position and responsibilities, tenure with the company, individual and organizational performance, and internal pay equity.

•
Continued Emphasis on Performance-Based Compensation: In fiscal year 2024, the Compensation Committee continued its practice of awarding the majority of total target compensation to the Named Executive Officers in the form of performance-based compensation. This emphasis on performance-based compensation is intended to align executive compensation with stockholder interests.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
•
Above Target Achievement of Fiscal Year 2024 Annual Bonus Awards. As noted above, for fiscal year 2024, our executive annual cash bonus plan was tied primarily to the achievement of pre-established financial objectives related to revenue, annual bookings and adjusted EBIDTA for such period. Our bonus plan also included fourteen strategic objectives tied to the achievement of various strategic initiatives in each of our product lines, achieving internal company goals and an ESG component. As described below in further detail, we achieved 115.6%, 94.1%, and 121.7% of target achievement with respect to our revenue, annual bookings and adjusted EBIDTA objectives, respectively. Based on our achievement of the financial objectives, strategic objectives and ESG component for fiscal year 2024, each of our Named Executive Officers participating in the company’s executive officer bonus plan was awarded an annual performance bonus equal to 116.7% of his or her targeted bonus amount. In addition to amounts earned under the fiscal year 2024 executive bonus plan, each Named Executive Officer was awarded an additional discretionary cash bonus in recognition of the company’s outstanding performance during fiscal year 2024, as further described below in the Summary Compensation table.

•
Continued Use of Long-Term Incentive Compensation Program. The company’s long-term incentive compensation program consists of a mix of performance-based restricted stock unit awards (“PRSUs”), which vest based on the company’s achievement of specified financial metrics over a three-year performance period, and restricted stock awards, which vest in equal annual installments over a three-year vesting period. If financial objectives associated with the awards are achieved, the PRSUs will settle in fully-vested shares of our common stock. In June 2023, the Compensation Committee granted time-based restricted stock awards and PRSUs to the Named Executive Officers with specified financial objectives for the cumulative three-year performance cycle comprising fiscal years 2024, 2025 and 2026.

•
Below Target Payouts under PRSUs for Fiscal Year 2022  —  Fiscal Year 2024 Performance Period. In June 2024, the Compensation Committee determined that the PRSUs for the three-year performance period comprising fiscal years 2022-2024 would be paid out at 67.5% of the applicable target for such awards based on the company’s financial performance over the performance period and our achievement relative to the financial metrics associated with such awards for the performance period.

Objectives of Our Executive Compensation Program
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation opportunities for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. Specifically, our executive compensation program is designed to:
•
Attract, motivate and retain superior talent;

•
Ensure that compensation is commensurate with the company’s performance and stockholder returns;

•
Provide performance awards for the achievement of financial and strategic objectives that are important to our long-term growth; and

•
Ensure that our executive officers have financial incentives to achieve growth in stockholder value.

Our compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary; annual cash incentive bonus awards; performance-based restricted stock units that will settle in fully-vested shares of common stock for multi-year performance periods, restricted stock awards subject to time-based vesting over a multi-year period; and other employee benefits. Each of these compensation components serve our interests in different ways and together represent a comprehensive pay package that can reward both the short-term and long-term performance of the company and each individual Named Executive Officer. A majority of the compensation provided to the Named Executive Officers is based on our performance, which helps align the interests of our executive officers with those of stockholders in achieving long-term financial goals for our company. Each element of our executive compensation program is discussed in greater detail below.
The Compensation Committee does not affirmatively set out in any given year, or with respect to any given executive, to apportion compensation in any specific ratio among the various categories of compensation (i.e., cash and non-cash compensation, between short-term and long-term compensation, or between non-performance-based and performance-based compensation). Rather, the Compensation Committee uses the principles described above, and the factors described for each category in the discussion that follows, as a guide in assessing the proper allocation among those categories.
Compensation-Setting Process
The Compensation Committee is responsible for overseeing our executive compensation program, as

EXECUTIVE COMPENSATION AND OTHER INFORMATION
well as determining and approving the ongoing compensation arrangements for our executive officers, including the non-CEO Named Executive Officers. The Compensation Committee reviews and recommends for approval to our full board of directors the compensation of our Chairman, President and Chief Executive Officer.
Generally, annual base salary adjustments for our executive officers are determined within the first quarter of each fiscal year. Annual cash bonus payouts are made within 75 days of our fiscal year end to synchronize award determinations with the conclusion of our fiscal year and the review of fiscal year financial results. Historically, long-term incentive awards have been made at the discretion of the Compensation Committee. Compensation adjustments in connection with changes in duties and/or other material changes in the primary assumptions forming the basis of a compensation decision will continue to be made as required by circumstances throughout the fiscal year.
Role of Our Chief Executive Officer
Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers (except with respect to his own compensation), including base salary levels, target annual cash bonus opportunities, long-term incentive performance compensation levels and equity awards, with the assistance of our people and culture and finance departments. Our Chief Executive Officer also provides recommendations for the corporate financial objectives and strategic objectives used in our annual cash bonus plan and long-term incentive compensation program. He supports his recommendations with competitive market data developed by our people and culture department, with information provided by the Compensation Committee’s independent compensation consultant, and by reviewing the historical performance of each executive officer with the Compensation Committee. Although the Compensation Committee carefully considers the recommendations of our Chief Executive Officer when determining the compensation of our executive officers, it bases its decisions on the collective judgment of its members after considering the input of its independent compensation consultant and any relevant supporting data.
While our Chief Executive Officer generally attends meetings of the Compensation Committee, the committee meets outside the presence of our Chief Executive Officer when discussing his compensation.
Decisions regarding non-CEO executive officers’ compensation are made by the Compensation Committee. The Compensation Committee
recommends the compensation of our Chief Executive Officer to our board of directors for approval.
The Compensation Committee may delegate and grant authority to our Chief Executive Officer and/or a committee of executive officers to grant equity awards under the company’s equity incentive plan to the employees holding positions below the level of Vice President.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, in connection with its oversight of our executive compensation program. In fiscal year 2024, the Compensation Committee engaged Pay Governance, a national compensation consulting firm, to provide executive compensation advisory services, including an executive officer compensation assessment.
The Compensation Committee considered the independence of Pay Governance consistent with the requirements of Nasdaq Listing Rule 5605(a)(2). Further, as required under Item 407(e)(3) of Regulation S-K, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Pay Governance. The Compensation Committee intends to reassess the independence of its compensation advisors at least annually.
Competitive Market Data
Each year, the Compensation Committee reviews the executive compensation practices of a group of companies in relevant industry sectors determined to be comparable to us based on their business size and public company status. In June 2023, with the assistance of Pay Governance, the Compensation Committee approved the following group of peer companies to include in a competitive market analysis of executive officer compensation for the company’s fiscal year 2024:
ADTRAN, Inc.
Aerojet Rocketdyne Holdings, Inc.
Ambarella, Inc.
Astronics Corporation
Axon Enterprise, Inc.
Casa Systems, Inc.
Digi International, Inc.
Ducommun Incorporated
EchoStar Corporation
iRobot Corporation
Kaman Corporation
Kratos Defense & Security Solutions, Inc.
Mercury Systems, Inc.
nLIGHT, Inc.
QinetiQ Group plc
Iridium Communications, Inc.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
One new company, Iridium Communications, Inc., was added to our peer group for fiscal year 2024. The specific companies were from relevant industries and within a range of company scope (primarily revenue and market capitalization) that we believe is appropriate for benchmarking executive compensation. The Compensation Committee reviews the peer group each year to ensure the group is sufficiently robust to produce meaningful compensation data for executive compensation evaluation purposes. We believe the peer group includes companies with which we compete for business, executive talent and/or investment dollars.
After identifying our peer group, the Compensation Committee’s independent compensation consultant conducts a compensation analysis of the peer group to assess the competitiveness of our compensation levels. Where proxy data is not available, survey data for companies of comparable scope to the peer company are used.
We believe that by utilizing publicly available peer group data, we are able to develop an appropriate set of competitive data for use in making compensation decisions. The Compensation Committee uses the information derived from this review in two ways: to assist it in determining the appropriate level and reasonableness of total compensation, as well as each separate component of compensation, for our executive officers and to ensure that the compensation we offer to them is competitive and fair.
The Compensation Committee does not establish compensation levels based directly on benchmarking, although, it does target a Named Executive Officer’s overall target compensation to the market median. The Compensation Committee relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards. In addition to competitive market data, in making its compensation decisions, the Compensation Committee also considers an executive officer’s position, tenure with the company, individual and organizational performance, our retention needs, and internal pay equity. The Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.
Executive Compensation Program Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
Base Salary
We use base salaries to provide our executive officers, including the Named Executive Officers, with a fixed amount of compensation for their regular work. The Compensation Committee generally reviews the base salaries of our executive officers at the beginning of each fiscal year, as well as in connection with promotions or other changes in responsibilities. Base salary adjustments generally go into effect within the first quarter of each fiscal year. Base salary adjustments are based on an evaluation of peer company data provided by the Compensation Committee’s independent compensation consultant, an executive officer’s position, tenure with our company, experience with other companies, individual and organizational performance, our retention needs, and internal pay equity.
The Compensation Committee has adopted a general approach of compensating our executive officers with base salaries commensurate with the experience and expertise of the individual executive and competitive with the median base salaries of executives holding comparable positions among our peer group. The Compensation Committee will take into account the base salaries of comparable executives in our peer group in setting base salaries for our executive officers and may approve increases in base salaries of the relevant executive officers to move them closer to the median of our peer group data for their positions, although such approved base salaries may remain below the median.
In light of the considerations discussed above, for fiscal year 2024, the Compensation Committee determined to increase the base salaries of our Named Executive Officers, as shown below:
Named Executive Officer	2024 Salary ($)	Increase Over 2023 (%)
Wahid Nawabi	825,007	10.0
Kevin McDonnell	495,009	10.0
Melissa Brown	462,016	10.0
Trace Stevenson1	339,425	14.8
Brett Hush1	325,000	25.0

1.
Mr. Stevenson and Mr. Hush were each first appointed by the Board as executive officers in June 2023.

We believe that the base salaries paid to our Named Executive Officers during fiscal year 2024 helped to achieve our executive compensation objectives and are position appropriate relative to the salaries of the executives holding comparable positions based on the competitive market data provided by Pay Governance based on our peer group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Annual Cash Bonuses
We believe that a significant portion of overall target compensation of our executive officers, including the Named Executive Officers, should be “at risk” (that is, contingent upon the successful implementation of our annual operating plan). Annual cash bonuses represent a portion of this “at risk” compensation. We use these annual cash bonus opportunities to motivate our executive officers to achieve our short-term financial imperatives, strategic objectives and our ESG priorities while making progress toward our longer-term growth and other goals.
At the end of the fiscal year, the Compensation Committee determines whether to pay cash bonuses to our executive officers, including the Named Executive Officers, based on our financial results relative to the corporate financial and strategic objectives established by the Compensation Committee at the beginning of the relevant fiscal year and such other factors as the Compensation Committee may determine in its discretion.
Setting Target Bonus Levels
Initially, the Compensation Committee establishes a “target bonus level” for each non-CEO executive officer and recommends for approval to the board a “target bonus level” for our Chairman, President and Chief Executive Officer. In setting and recommending these target bonus levels, the Compensation Committee considers the cash compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group. Generally, the Compensation Committee sets and recommends the target bonus levels so that, assuming achievement of the corporate financial and strategic objectives and the ESG component at targeted levels, total annual cash compensation will be competitive with the market median and when above target performance occurs, total cash compensation will be above the median of total cash compensation level of executives holding comparable positions. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in the corporate performance objectives applicable to the annual bonus determinations.
For fiscal year 2024, the Compensation Committee established the target bonus levels for the Named Executive Officers at the levels indicated in the table below, except for the Chairman, President and Chief Executive Officer whose target bonus level was recommended by the Compensation Committee and established by the board of directors.

Named Executive Officer	Target Bonus Level	Percentage of Base Salary
Wahid Nawabi	$825,007	100.0%
Kevin McDonnell	$346,506	70.0%
Melissa Brown	$277,210	60.0%
Trace Stevenson	$169,713	50.0%
Brett Hush	$162,500	50.0%
Establishing Performance Measures
At the beginning of each fiscal year, the Compensation Committee identifies one or more corporate financial performance measures and establishes a specific performance target level for each such measure for purposes of calculating the bonus for each executive officer. Threshold and maximum levels of performance are also established for each corporate financial performance measure. In the event that the threshold performance level for any corporate financial performance measure is not met, then no credit will be given with respect to the portion of the annual bonus attributable to that corporate financial performance measure. For fiscal year 2024, in addition to establishing corporate financial performance measures, the Compensation Committee determined to include fourteen separate strategic objectives tied to the achievement of various strategic initiatives in each of our product lines, achieving internal company initiatives, as well as an ESG component for purposes of calculating the bonus payable to each executive officer, as described in more detail below.
Reviewing Performance Results
At the end of the fiscal year, the Compensation Committee reviews our actual performance against the target levels set for each of the corporate financial performance measures established at the beginning of the year. The Compensation Committee also reviews the achievement of the pre-established strategic objectives and ESG component. In no event may an executive officer’s annual cash bonus payout exceed his or her maximum permissible bonus as established by the Compensation Committee.
Fiscal Year 2024 Bonuses.
The Compensation Committee selected revenue, annual bookings and adjusted EBITDA as the corporate

EXECUTIVE COMPENSATION AND OTHER INFORMATION
financial performance measures for the annual bonus plan for our executives based on the recommendation of our Chief Executive Officer and after reviewing the company’s annual operating plan for fiscal year 2024 and the company’s long-term strategic plan. In order for any bonus to be paid, the company was required to achieve the pre-determined threshold for adjusted EBITDA. Additionally, the Compensation Committee selected fourteen strategic objectives tied to the achievement of various strategic initiatives in each of our product lines and internal company initiatives which were individually weighted, as well as an ESG component. The table below provides the weightings selected by the Compensation Committee for fiscal year 2024:

Weighting for Fiscal 2024 Annual Bonus Plan Goals
Weighting
Revenue	25%
Annual Bookings	20%
Adjusted EBITDA	25%
Strategic Objectives (collectively)1	28%
ESG Performance Goal	2%

1.
Each strategic objective was individually weighted between 2.0% and 4.0%.

The Compensation Committee implemented a formulaic sliding scale for the corporate financial performance goals that provides for a 0% payout of the target bonus amount if we do not meet established minimum level for adjusted EBITDA and revenue (but not annual bookings). Therefore, in order to receive any bonus payout, we were required to achieve the minimum adjusted EBITDA level and revenue level for the financial metrics portion (but not the minimum level for annual bookings) established by the Compensation Committee for the bonus plan. Additionally, maximum performance targets were established for revenue, annual bookings, and adjusted EBITDA, the achievement of which would result in a payout of 150% of the weighted percentage attributable to the applicable financial performance metric.
As a result, the Compensation Committee established a maximum payout of 161% of the target bonus amount if we achieved maximum performance under each of the three financial performance metrics and achieved the maximum performance for each of the strategic objectives, internal company initiatives and the ESG component.
In June 2023, the Compensation Committee established the corporate financial performance goals for revenue, annual bookings, and adjusted EBITDA for the fiscal year 2024 bonus plan for the Named Executive Officers. In November 2023, after the company’s consummation of its acquisition of Tomahawk Robotics, Inc., the Compensation Committee increased the targets for revenue, annual bookings, and adjusted EBITDA for the fiscal year 2024 bonus plan to reflect such acquisition. The below indicates the targets for the financial metrics associated with the fiscal year 2024 bonus plan as established by the Compensation Committee in November 2023:
Scaled Adjustment of Target Annual Cash Bonus Amounts Based on Total Financial Performance
	Minimum (31% Payout)	Target (100% Payout)	Maximum (150% Payout)
	($ in millions)
Revenue	495.9	619.91	774.9
Annual Bookings	575.8	719.71	899.6
Adjusted EBITDA	63.0	105.01	131.3

1.
The original targets for revenue, annual bookings and adjusted EBITDA established by the Compensation Committee in June 2023 were $701.0 million, $600.0 million and 103.0 million, respectively.

Achievement of established minimum performance targets for each of the strategic objectives was required to receive the minimum payout of the target bonus attributable to the applicable strategic objective. Maximum performance targets were also established for each strategic objective, the achievement of which would result in a payout of 200% of the weighted percentage attributable to the applicable strategic objective. The strategic objectives as components in our fiscal year 2024 bonus plan were tied to each of our product lines, including objectives such as receiving orders from certain customers, receiving orders for new products and obtaining new development program contracts, as well as internal company initiatives including improving free cash flow, improving inventory turns and implementing enterprise system enhancements. The ESG component, which

EXECUTIVE COMPENSATION AND OTHER INFORMATION
required the company to improve its ESG rating with an ESG rating agency, had a maximum performance target of 100%, and this objective was achieved at a performance level of 66.7%.
Below is the actual performance with respect to each goal compared to the target level for each of these goals established by the Compensation Committee that applied to each Named Executive Officer in November 2023:
Percentage of Achievement of Performance Goals and Weighted Average Payout Percentages
Performance Goal	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Weighting	Weighted Payout Percentage
Revenue	619.9	716.7	115.6%	25.0%	32.8%
Annual Bookings	719.7	677.5	94.1%	20.0%	16.5%
Adjusted EBITDA	105.0	127.8	121.7%	25.0%	35.8%
Strategic Objectives	n/a	n/a	109.4%1	28.0%	30.6%
ESG Component	n/a	n/a	66.7%	2.0%	1.0%

1.
Reflects the weighted average achievement percentage of thirteen strategic objectives, not including the ESG component.

Based on the foregoing achievement levels relative to the corporate performance goals, the initial calculated payout was 116.7% of target. The Compensation Committee also recommended, and the board of directors approved, a discretionary bonus to the Chief Executive Officer equal to 35% of the Chief Executive Officer’s target bonus. The discretionary bonuses awarded to the Named Executive Officers were consistent, on a percentage of target bonus basis, with discretionary bonuses paid to a number of non-executive employees for fiscal year 2024. The Compensation Committee believed that the discretionary bonuses were warranted and appropriate due to, as described above under “Executive Summary,” the officers’ leadership during fiscal year 2024 in achieving the company’s outstanding performance.
Long-Term Incentive Compensation
We use equity awards to motivate our executive officers, including the Named Executive Officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.
The size and form of these equity awards is determined by the Compensation Committee in its discretion. As described below, we grant equity awards in the form of restricted stock and PRSUs to our Named Executive Officers as part of our long-term incentive compensation program. We use restricted stock and PRSUs as long-term incentives because they reward our executive officers for superior financial performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price.
In making equity awards to our executive officers, the Compensation Committee considers various factors, including, but not limited to, the recommendations of our Chief Executive Officer (except with respect to his own compensation), the role and responsibilities of the executive officer, past performance, future planned contributions, and prior equity awards.
As noted above, the Compensation Committee has the discretion to determine which executive officers will receive equity awards, as well as the amount of any such awards. Typically, the Compensation Committee approves equity award grants only on the dates of its regularly-scheduled committee meetings, without regard to the timing of the release of material information about us.
Each year, the Compensation Committee will set a total long-term incentive compensation amount for each Named Executive Officer, with the percentage allocation between time-based and performance-based awards determined by the Compensation Committee. In setting these total long-term incentive compensation amounts, the Compensation Committee considers the overall compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group.
Generally, the Compensation Committee will set the annual total award amount so that, assuming the full vesting of each restricted stock award and target vesting for the PRSU for the applicable performance period, the total compensation for our Named Executive Officers would be comparable with similarly situated executives at the companies in our peer group.
The Compensation Committee may also grant equity awards to our executive officers in connection with a

EXECUTIVE COMPENSATION AND OTHER INFORMATION
commencement of employment, promotion or as special incentives where appropriate, in which case the percentage allocations of the awards granted to an executive officer may vary from our standard mix of long-term incentives listed below. No promotional or special incentive awards were granted in fiscal 2024.
The program consists of a mix of the following:
•
PRSUs (Approximately 65% of Annual Total Long-Term Incentive Compensation Award Value): PRSUs will vest, if at all, based on the company’s achievement of financial performance metrics established by the Compensation Committee at the time of grant. These metrics are established for a cumulative three-year period. At the time of grant, the Compensation Committee establishes a target achievement level for each of the financial performance metrics associated with the PRSU, at which level the PRSU would vest at 100% for such metric. The Compensation Committee also established a threshold achievement level for each metric for which the PRSU would vest at 50% of target for such metric and a maximum achievement level for which the PRSU would vest at 250% of target for such metric. Achievement below the threshold level of any financial metric would result in no payout for the portion of the PRSU tied to that financial metric. At the end of the applicable three-year performance period and the Compensation Committee’s certification of the company’s achievement percentage for each financial measure associated with the PRSU, the award, if any, will vest and fully-vested shares of the company’s common stock will be issued based on the achievement of the financial metrics. A Named Executive Officer is required to be employed on the last day of the applicable three-year performance period in order to be eligible to receive such awards following the Compensation Committee’s certification of the company’s achievement of such awards.

•
In the event of a change in control prior to the last day of the three-year performance period, the number of PRSUs in which a Named Executive Officer will be eligible to vest will be equal to the greater of (1) the target number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination.
•
Time-Based Restricted Stock Awards (Approximately 35% of Annual Total Long-Term Incentive Compensation Award Value): Restricted stock awards will vest in three annual equal installments beginning approximately one year after the date of grant. If a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control (or, for Severance Participants, within 3 months prior to or 18 months following a change in control), all restricted stock awards held by the Named Executive Officer will vest upon such termination.

Performance-based Restricted Stock Unit Awards for the FY2024-FY2026 Performance Period. In June 2023, the Compensation Committee granted PRSUs to the Named Executive Officers. The PRSUs will vest based on the company’s achievement of cumulative revenue and non-GAAP adjusted EBITDA targets for fiscal years 2024, 2025 and 2026 (such period of time is referred to as the FY2024-FY2026 Performance Period). Set forth below is a list of the Named Executive Officers who were granted PRSUs for the FY2024-FY2026 Performance Period, the target number of PRSUs and the maximum number of PRSUs subject to each such award. The terms of these awards are consistent with the terms of the PRSUs described above.
Time-Based Restricted Stock Awards. Under our long-term incentive compensation program, in June 2023, the Compensation Committee issued time-based restricted stock awards to our Named Executive Officers. The restricted stock awards vest in three equal annual installments with the first vesting on July 11, 2024. Set forth below is a list of the Named Executive Officers who were issued restricted stock awards in June 2023 and the number of shares underlying such awards. Restricted stock awards granted in connection with a commencement of employment, promotion or other special circumstances may have different vesting terms.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
June 2023 Long-Term Incentive Compensation Awards to the Named Executive Officers
Name	Title	RSAs (#)	Target PRSUs (#)	Maximum PRSUs (#)	% of Total Long-Term Award Allocated to Performance
Wahid Nawabi	President and Chief Executive Officer	12,421	23,069	57,672	65.0%
Kevin McDonnell	Senior Vice President and Chief Financial Officer	4,234	7,864	19,660	65.0%
Melissa Brown	Senior Vice President and General Counsel	1,976	3,670	9,175	65.0%
Trace Stevenson	Senior Vice President, UnCrewed Systems	1,026	1,906	4,765	65.0%
Brett Hush	Senior Vice President, Loitering Munitions	1,026	1,906	4,765	65.0%
For these awards, the Compensation Committee allocated approximately 65% of the total long-term incentive compensation amounts for each Named Executive Officer to the PRSU performance-based awards.
Payout of Performance-based Restricted Stock Units for the FY2022-FY2024 Performance Period. Following the completion of fiscal year 2024, the Compensation Committee reviewed the company’s three-year cumulative revenue and operating income for the FY2022-2024 performance period. Based on these results, the Compensation Committee determined that the FY2022-2024 Performance Period
PRSUs vested at 67.5% of target based on our financial performance for the FY2022-2024 Performance Period. Below is the actual performance with respect to the revenue and operating income from operations compared to the target levels for each of these financial metrics established by the Compensation Committee in June 2021 for the PRSUs for the FY2022-2024 Performance Period.

Percentage of Achievement of Financial Metrics for FY2022-2024 Performance Period
Performance Goal	Performance Goal Minimum ($ in millions)	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Payout Percentage	Weighting	Total Percentage Payout
Revenue	1,437.9	1,979	1,703	-14.0%	74.5%	50.0%	37.2%
Operating Income	143.8	249	166	-33.3%	60.6%	50.0%	30.3%
							67.5%
The final payouts for the PRSUs for the FY2022-FY2024 Performance Period for the Named Executive Officers eligible for such vesting as follows:
Name	Title	Target PRSUs (#)	% Payout	Shares of Common Stock Issued (#)
Wahid Nawabi	President and Chief Executive Officer	17,465	67.5%	11,788
Kevin McDonnell	Senior Vice President and Chief Financial Officer	7,485	67.5%	5,052
Melissa Brown	Senior Vice President, General Counsel & Chief Compliance Officer	3,459	67.5%	2,334
Trace Stevenson	Senior Vice President, UnCrewed Systems	998	67.5%	673
Brett Hush	Senior Vice President, Loitering Munitions	998	67.5%	673
Other Compensation Practices
Employee Benefit Plans
We maintain various broad-based benefit plans for our employees. Except as described below, our executive officers, including the Named Executive Officers, participate in these plans on the same terms as other eligible employees, subject to any applicable limits on the amounts that may be contributed on behalf of or paid to our executive officers under these plans.
We have established a tax-qualified 401(k) retirement savings plan for our salaried U.S. employees who satisfy certain eligibility requirements. We intend for this plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) so that contributions by participants to the plan, employer contributions to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Pursuant to the 401(k) plan, in the case of participants who contribute a portion of

EXECUTIVE COMPENSATION AND OTHER INFORMATION
their annual base salary to the plan, we provide a matching contribution of up to 5.75% of such annual base salary. The matching contributions made to the accounts of the Named Executive Officers during fiscal year 2024 are set forth in the Summary Compensation Table below.
We also maintain other benefit plans for our employees, which include medical and dental benefits, medical and dependent care flexible spending accounts, long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Except as noted in the following sentences, these benefits are provided to our executive officers on the same general terms as to all of our salaried U.S. employees. Certain employees receive higher disability insurance benefits than other employees based on a threshold base compensation level. Our executive officers, including the Named Executive Officers, receive supplemental life and accidental death, and dismemberment insurance benefits to those provided to our other employees.
We design our employee benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and reflective of best practices. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, however, we have provided perquisites to certain of our executive officers to ensure that their compensation packages are competitive. As described above, in fiscal year 2024, we provided our executive officers with life and accidental death, and dismemberment insurance benefits in an amount exceeding that offered to our non-executive employees. We also pay for travel and hospitality for family members of executives to accompany such officers to an offsite board meeting. Our executives are also eligible to participate in our tuition reimbursement program on the same basis as our employees. For fiscal year 2024, only Mr. McDonnell participated in the tuition reimbursement program. The company reimbursed Mr. McDonnell for tuition expenses in fiscal year 2024 in the amount of $5,250.
None of our Named Executive Officers received aggregate perquisites in excess of $10,000 in fiscal year 2024.
Severance Plan
We maintain the AeroVironment, Inc. Executive Severance Plan (the “Severance Plan”). Of our Named Executive Officers, only the Chairman, President and Chief Executive Officer, Chief Financial Officer, and General Counsel and Chief Compliance Officer are participants in the Severance Plan (collectively, such officers are referred to as the “Severance Participants” herein), which provides for the payment of certain benefits to the officer in connection with a change in control and/or the termination of the officer’s employment.
The Compensation Committee approved the Severance Plan to ensure our Severance Participants continue their employment with us if there is a change of control, or a threatened change in control transaction, and to maintain a competitive total compensation program. Pay Governance LLC, the Compensation Committee’s independent compensation consultant, advised the Compensation Committee on market and best practices in the development of the Severance Plan, including providing information regarding plans in place for executives at companies in our peer group at the time of the Severance Plan’s adoption. The Severance Plan has a double trigger mechanism pursuant to which benefits are only paid if the Severance Participant is terminated by the company without cause or the Severance Participant voluntarily terminates his or her employment for good reason within 18 months following a change in control transaction, or in certain circumstances, within 3 months prior to a change in control transaction. The Severance Plan also provides for the provision of certain severance benefits if a Severance Participant’s employment is terminated by the company other than for cause during their eligibility under the Severance Plan and not in connection with a change of control transaction. For additional information on our Severance Plan, see below on page 65 under “Severance Plan”.
Stock Ownership Guidelines for Executive Officers
To further link the long-term economic interests of our executive officers directly to that of our stockholders, our board of directors has adopted stock ownership guidelines for the executive officers. The guidelines, which were initially adopted in August 2013 and amended in September 2022, provide that the company’s executive officers are expected to, within five years of the date on which such person is appointed to his or her position, own shares of the company’s common stock with a market value of no less than four times current annual base salary with respect to our Chief Executive Officer and no less than two times current annual base salary with respect to the other executive officers. The company determines

EXECUTIVE COMPENSATION AND OTHER INFORMATION
progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year. The table below shows each executive’s equity ownership in the company as a multiple of salary and the minimum ownership level required pursuant to these guidelines for each of our current executive officers as of April 30, 2024:

Name	Dollar Value of Equity Ownership as a Multiple of Base Salary ($)1	Minimum Ownership Level Required as a Multiple of Base Salary
Wahid Nawabi	15.2x	4x
Kevin McDonnell	5.2x	2x
Melissa Brown	4.3x	2x
Trace Stevenson2	1.2x	2x
Brett Hush2	1.7x	2x

1.
For each executive, calculated by dividing (a) the aggregate number of shares of vested and unvested common stock held by such executive, multiplied by the closing price of  $159.79 per share of our common stock on April 30, 2024, the last trading day of fiscal year 2024, by (b) such executive’s base salary.

2.
Both Mr. Stevenson and Mr. Hush were appointed as executive officers in June 2023, and therefore have until June 2028 to achieve the minimum ownership level under the company’s Stock Ownership Guidelines.

Compensation Recovery Policy
On October 2, 2023, the company approved a clawback policy compliant with the Dodd-Frank Act as required by the Nasdaq Stock Market listing rules.
Under the newly implemented incentive compensation “clawback” policy, if the company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the policy requires the company to seek recovery of incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the company first determines it must make such restatement, unless the Compensation Committee determines that recovery would be impracticable, as defined in the policy. Pursuant to this policy, erroneous payments must be recovered even if there was no misconduct or failure of oversight on the part an individual executive officer.
Additionally, under the company’s 2021 Equity Incentive Plan, our board of directors may require reimbursement or forfeiture of incentive compensation from an executive officer in the event that the officer engages in any activity in competition with the company, or which is inimical, contrary or harmful to the interests of the Company, or the officer is terminated for misconduct (as that term is defined in the 2021 Equity Incentive Plan). We believe that by providing the company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the company further demonstrates its commitment to strong corporate governance. This compensation recovery policy and reimbursement or forfeiture terms outlined in the 2021 Equity Incentive Plan are in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.
Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require executives to hold 50% of any net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policies contain stringent restrictions on transactions in company stock by executive officers. All trades by executive officers must be pre-cleared. Furthermore, no executive officer may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock. Additionally, executive officers may not pledge company stock as collateral or hold any shares of company stock in a margin account.
No Tax Gross-Ups
We do not provide tax gross-ups with regard to any compensation, benefit or perquisite paid by us to our Named Executive Officers.
Independent Compensation Consultant
With regard to executive compensation matters, the Compensation Committee is advised by Pay Governance, its independent compensation consultant.
Say-on-Pay Votes
In September 2023, we held a stockholder advisory vote on the compensation of our Named Executive

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 99% of stockholder votes cast in favor of our 2023 say-on-pay resolution (excluding abstentions and broker non-votes). As we have evaluated our compensation practices and talent needs since that time and during fiscal year 2024, we were mindful of the strong support our stockholders expressed for our compensation program. As a result, following our annual review of our executive compensation program, the Compensation Committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders, and continue the practice first established during fiscal year 2019 of removing individual performance from consideration under our annual bonus plan. At this 2024 annual meeting of stockholders, the stockholders will vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers. The Compensation Committee and board of directors value stockholder opinions and will take into account the outcome of this year’s advisory vote in making future decisions on executive compensation.
In addition, when determining how often to hold a stockholder advisory vote on the compensation of our Named Executive Officers, the board of directors took into account the strong preference for an annual vote expressed by our stockholders at our 2023 annual meeting. Accordingly, in 2023 the board of directors determined that we would continue to hold an advisory stockholder vote on the compensation of our Named Executive Officers every year until the next say-on-pay frequency vote.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows a tax deduction to any publicly held corporation for any remuneration in excess of $1 million paid in any taxable year to its “covered employees.”
The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in constructing compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee reserves the right to approve elements of compensation for certain officers that are not fully deductible in the future in appropriate circumstances.
Taxation of ”Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or our successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Code during fiscal year 2024 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Risk Oversight of Compensation Programs
In February 2024, Pay Governance conducted a risk assessment of our executive compensation policies and practices. Based on this assessment, Pay Governance concluded that none of our executive compensation programs and features are likely to cause material adverse harm to the company. Our compensation policies and practices for the rest of our employees does not differ significantly from the compensation policies and practices of our executive employees and management assessed such non-executive programs and similarly concluded that none of our non-executive compensation programs are likely to cause material harm to the company. We believe that our compensation programs have been appropriately designed to attract and retain talent and properly incent our employees while ensuring that they do not encourage excessive risk taking. We further believe that we have an effective system of controls and procedures in place to ensure that our employees, including our executive officers, are not encouraged to

EXECUTIVE COMPENSATION AND OTHER INFORMATION
take unnecessary or excessive risks in managing our business. In addition, our compensation recovery policy provides our board of directors with an additional risk mitigation tool by allowing the board to hold employees accountable for improper actions that run counter to the company’s objectives or inflate incentive compensation payable to executives. Likewise, our stock ownership guidelines for executives help to further align executive interests with those of stockholders and provide an additional risk mitigation tool.
In reaching this conclusion, we note the following policies and practices that are intended to enable us to effectively monitor and manage the risks associated with our compensation programs:
•
Most of our incentive compensation plans, including our annual cash bonus program, permit the Compensation Committee to exercise its discretion to select performance measures and set target levels, monitor performance and determine final payouts;

•
Each of our compensation programs is subject to oversight by a broad-based group of functions within the company, including people & culture, finance and legal, and at multiple management levels within the company;
•
Employee compensation reflects a balanced mix of programs that focus our employees on achieving both short-term and long-term goals and that provide a balanced mix of fixed and variable compensation;

•
There are caps on the maximum payouts available under certain programs, including our annual cash bonus program and our long-term incentive program;

•
Amounts of actual cash bonuses tied to performance are paid based upon multiple performance objectives, reducing the risk associated with any single indicator of performance; and

•
Equity awards granted to employees are subject to multi-year, service-based and/or performance-based vesting conditions.

The Compensation Committee discussed the findings of the risk assessments with Pay Governance and company management. Based upon these assessments, we believe that our compensation policies and practices do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION TABLES
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

The following table sets forth the compensation paid to or earned by (a) each person who served as Chief Executive Officer or Chief Financial Officer during fiscal year 2024, and (b) the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of fiscal year 2024 whose compensation exceeded $100,000 (collectively, the “Named Executive Officers”).
Name and Principal Positions	Year	Salary ($)	Bonus ($)1	Stock Awards ($)2	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)3	All Other Compensation ($)4	Total ($)
Wahid Nawabi President and Chief Executive Officer	2024	837,9927	288,754	5,491,561		963,197	20,549	7,602,053
	2023	750,006	—	3,158,927	—	978,4755	17,102	4,904,510
	2022	821,8926	—	2,645,306	—	37,500	19,570	3,524,268
Kevin McDonnell Senior Vice President and Chief Financial Officer	2024	493,288	34,651	1,872,000		404,553	33,592	2,838,084
	2023	450,008	—	1,353,765	—	410,960	12,520	2,227,253
	2022	450,008	—	1,133,675	—	15,750	10,660	1,610,093
Melissa Brown Senior Vice President, General Counsel, Chief Compliance Officer & Secretary	2024	460,414	27,722	873,638		323,651	19,336	1,704,761
	2023	416,207	—	625,712	—	328,779	20,031	1,390,729
	2022	400,870	—	523,961	—	12,000	14,051	950,882
Trace Stevenson8 Senior Vice President UnCrewed Systems	2024	338,248	42,429	453,697	—	198,144	19,386	1,051,904
Brett Hush8 Senior Vice President Loitering Munitions	2024	322,500	16,250	453,697	—	189,718	22,531	1,004,696

1.
For fiscal year 2024, this column reflects the discretionary portion of the cash bonuses paid to the Named Executive Officers during such fiscal year.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2024, as filed with the SEC. The amounts shown in the table do not necessarily reflect the actual value that may be received by the Named Executive Officers. The value reported for PRSUs granted in the applicable fiscal year reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 178.9%, 131.3%, and 101.2% of the target levels for the fiscal year 2024, fiscal year 2023, and fiscal year 2022 awards, respectively.

The full grant date fair value of the PRSUs granted in our 2024 fiscal year, assuming that the highest level of performance will be achieved in each case, is set forth in the table immediately below. For more information about the PRSU awards granted to the Named Executive Officers during fiscal year 2024, please see the Grants of Plan Based Awards Tables below.
Name	Grant Date Fair Value of PRSUs Granted in June 2023 for FY 2024-2026 Performance Period ($)
Wahid Nawabi	5,898,692
Kevin McDonnell	2,010,825
Melissa Brown	938,419
Trace Stevenson	487,364
Brett Hush	487,364

3.
This column reflects the portion of the cash bonuses paid to the Named Executive Officers under our annual executive cash bonus plan for performance relative to the company financial and other objectives during the applicable fiscal year.

EXECUTIVE COMPENSATION TABLES
4.
For fiscal year 2024 the amounts of all other compensation include (a) our matching contributions to the 401(k) Plan, (b) life insurance premiums and (c) tuition reimbursement program benefits. The amounts for 401(k) matching contributions, life insurance premiums and tuition expense reimbursement are below; none of our Named Executive Officers received aggregate perquisites in excess of  $10,000 in fiscal year 2024.

Name	Year	401(k) Matching Contributions	Life	Tuition Expense Reimbursement	Total
Wahid Nawabi	2024	18,975	1,574	—	20,549
Kevin McDonnell	2024	24,778	3,564	5,250	33,592
Melissa Brown	2024	18,526	810	—	19,336
Trace Stevenson	2024	18,839	547	—	19,386
Brett Hush	2024	20,125	2,406	—	22,531

5.
Represents the cash bonus earned by Mr. Nawabi under our annual executive cash bonus plan for fiscal year 2023, based on the company’s achievement relative to the corporate performance goals and a total payout of 130.5%. However, Mr. Nawabi voluntarily accepted and received a reduced payout of 90% of his fiscal year 2023 target bonus, or $675,000. The full earned bonus is included in the table above as required by SEC disclosure rules, although Mr. Nawabi received an annual bonus payout of only $675,000.

6.
Includes a vacation cash out of unused vacation of  $72,116.

7.
Includes a vacation cash out of unused vacation of  $15,865.

8.
Both Mr. Stevenson and Mr. Hush were each appointed as executive officers by the board of directors of the company on June 23, 2023.

EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards
The following table provides information with respect to plan-based awards granted to the Named Executive Officers during fiscal year 2024.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)2
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)1	Target (#)1	Maximum (#)1
Equity Awards
Wahid Nawabi	6/30/233	—	—	—	—	—	—	12,4214	1,270,420
Wahid Nawabi	6/30/233	—	—	—	11,534	23,069	57,672	—	4,221,141
Kevin McDonnell	6/30/233	—	—	—	—	—	—	4,2344	433,054
Kevin McDonnell	6/30/233				3,932	7,864	19,660		1,438,946
Melissa Brown	6/30/233	—	—	—	—	—	—	1,9764	202,105
Melissa Brown	6/30/233	—	—	—	1,835	3,670	9,175	—	671,533
Trace Stevenson	6/30/233	—	—	—	—			1,0264	104,939
Trace Stevenson	6/30/233	—	—	—	953	1,906	4,765		348,758
Brett Hush	6/30/233	—	—	—	—			1,0264	104,939
Brett Hush	6/30/233	—	—	—	953	1,906	4,765		348,758
Annual Executive Cash Bonus Plan5
Wahid Nawabi		255,752	825,007	1,328,261	—	—	—	—	—
Kevin McDonnell		107,417	346,506	557,875
Melissa Brown		85,935	277,210	446,308
Trace Stevenson		52,611	169,713	273,238
Brett Hush		50,375	162,500	261,625

1.
Represents number of shares of common stock issuable at threshold, target and maximum achievement levels for each of the Named Executive Officers under PRSUs for the FY2024-FY2026 Performance Period (issued on June 30, 2023). The determinations of the shares of common stock that will be issuable to the Named Executive Officers following completion of the performance period upon settlement of the PRSUs are described in the Compensation Discussion and Analysis section above. The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of the performance period will be based on our performance relative to the financial goals for the performance period. Threshold, target and maximum numbers assumes achievement of each of the financial metrics for the applicable performance period at the threshold, target and maximum levels, respectively.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10 K for our fiscal year ended 2024, as filed with the SEC. The value reported for PRSUs granted in June 2023 reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 178.9%.

3.
Awards were approved by the Compensation Committee for non-CEO Named Executive Officers on June 23, 2023, with a grant date of June 30, 2023. Awards were approved by the board for the Chief Executive Officer on June 24, 2023, with a grant date of June 30, 2023.

4.
The restricted stock awards vest in three equal annual installments, with the first installment vesting on July 11, 2024.

5.
Unless otherwise noted, the Compensation Committee established maximum cash bonus and target bonus levels for the Named Executive Officers under our annual executive cash bonus plan in June 2023. The determination of the bonuses payable to the Named Executive Officers for fiscal year 2024 is described in the “Compensation Discussion and Analysis” section above. These columns show the range of bonus amounts for each Named Executive Officer from the threshold to the maximum based on the maximum permissible bonus amount set at the beginning of the fiscal year.

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to equity awards held by each of the Named Executive Officers as of April 30, 2024.
	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options1						Equity Incentive Plan Awards:
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)2	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)2
Wahid Nawabi	6/30/233	—	—	—	—	12,4214	1,984,752	—	—
	6/30/233	—	—	—	—	—	—	57,6725	9,215,4095
	7/1/226	—	—	—	—	7,1297	1,139,143	—	—
	7/1/226	—	—	—	—	—	—	49,6505	7,933,5745
	7/2/218	—	—	—	—	3,1359	500,942	—	—
	6/24/15	50,000	—	26.70	6/24/25	—	—	—	—
	8/1/14	16,164	—	31.27	8/1/24	—	—	—	—
Kevin McDonnell	6/30/233	—	—	—	—	4,2344	676,551	—	—
	6/30/233	—	—	—	—	—	—	19,6605	3,141,4715
	7/1/226	—	—	—	—	3,0557	488,158	—	—
	7/1/226	—	—	—	—	—	—	21,2775	3,399,8525
	7/2/218	—	—	—	—	1,3439	214,598	—	—
	3/6/2010		—	—	—	81811	130,708	—	—
Melissa Brown	6/30/233	—	—	—	—	1,9764	315,745	—	—
	6/30/233	—	—	—	—	—	—	9,1755	1,466,0735
	7/1/226	—	—	—	—	1,4127	225,623	—	—
	7/1/226	—	—	—	—	—	—	9,3855	1,571,5355
	7/2/218	—	—	—	—	6219	99,230	—	—
Trace Stevenson	6/30/233	—	—	—	—	1,0264	163,945	—	—
	6/30/233	—	—	—	—	—	—	4,7655	761,3995
	7/1/226	—	—	—	—	6117	97,632	—	—
	7/1/226	—	—	—	—	—	—	4,2555	679,9065
	7/2/218	—	—	—	—	1799	28,602	—	—
Brett Hush	6/30/233	—	—	—	—	1,0264	163,945	—	—
	6/30/233	—	—	—	—	—	—	4,7655	761,3995
	7/1/226	—	—	—	—	6117	97,632	—	—
	7/1/226	—	—	—	—	—	—	4,2555	679,9065
	7/2/218	—	—	—	—	1799	28,602	—	—

1.
Except as otherwise noted, all stock option awards vest in five equal annual installments beginning on the first anniversary of the date of grant.

2.
Calculated using the closing price per share of our common stock of  $159.79 on April 30, 2024, the last trading day of our fiscal year 2024.

3.
Awards were approved by the board for Mr. Nawabi on June 23, 2023, with a grant date of June 30, 2023. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 23, 2023, with a grant date of June 30, 2023.

4.
Unvested shares vest in three equal installments on July 11, 2024, 2025 and 2026.

5.
Represents the number of shares of common stock and the value of such shares that may be issued to the Named Executive Officers under PRSUs for the FY2023-2025 Performance Period (issued July 1, 2022) and FY2024-2026 Performance Period (issued on June 30, 2023) at maximum performance. Provided that the performance goals for the FY2022-2024 Performance Period and the FY2023-2025 Performance Period are achieved, the Named Executive Officers’ PRSUs will be settled in fully vested shares of common stock. If target or maximum performance is achieved for either performance period, the respective number of shares of common stock that would be issued for each performance period and the value of such shares as of April 30, 2024 would be as follows:

EXECUTIVE COMPENSATION TABLES
	FY2023-2025 Performance Period				FY2024-2026 Performance Period
	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)
Wahid Nawabi	19,860	3,173,429	49,650	7,933,574	23,069	3,686,196	57,672	9,215,409
Kevin McDonnell	8,511	1,359,973	21,277	3,399,852	7,864	1,256,589	19,660	3,141,471
Melissa Brown	3,934	628,614	9,835	1,571,535	3,670	586,429	9,175	1,466,073
Trace Stevenson	1,702	271,963	4,255	679,906	1,906	304,560	4,765	761,399
Brett Hush	1,702	271,963	4,255	679,906	1,906	304,560	4,765	761,399
The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period. The value of the shares of common stock that may be received by an executive will depend on our stock price on the settlement date.
6.
Awards were approved by the board for Mr. Nawabi on June 22, 2022, with a grant date of July 1, 2022. Awards were approved by the Compensation Committee for all other Named Executive Officers on May 27, 2022, with a grant date of July 1, 2022.

7.
Unvested shares vest in two equal installments on July 11, 2024 and 2025.

8.
Awards were approved by the board for Mr. Nawabi on June 17, 2021, with a grant date of July 2, 2021. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 16, 2021, with a grant date of July 2, 2021.

9.
Unvested shares vested on July 11, 2024.

10.
Awards were approved by the Compensation Committee on February 28, 2020, with a grant date of March 6, 2020.

11.
Unvested shares vest on April 4, 2025.

EXECUTIVE COMPENSATION TABLES
Option Exercises and Stock Vested in Fiscal Year 2024
The following table provides information on option exercises and stock award vesting for each of the Named Executive Officers during fiscal year 2024.
	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)1	Value Realized on Vesting ($)1
Wahid Nawabi	—	—	21,478	2,849,407
Kevin McDonnell	—	—	9,347	1,273,536
Melissa Brown	—	—	4,047	543,685
Trace Stevenson	—	—	1,384	178,404
Brett Hush	—	—	1,280	173,789

1.
Unless otherwise noted, includes shares of restricted stock that vested during fiscal year 2024 and shares issued for the vesting of the PRSUs for the FY2022-FY2024 Performance Period that vested on June 26, 2024, which awards were settled on such date following the Compensation Committee’s certification of company financial performance for the FY2022-FY2024 Performance Period; see page 54 for information on such awards. The value of such PRSUs was calculated using the closing price per share of our common stock of  $159.79, the closing price of our common stock on April 30, 2024, the date on which such awards were deemed vested for purposes of this table. The closing price per share of our common stock on June 26, 2024, the date of settlement of the PRSUs, was $192.81.

EXECUTIVE COMPENSATION TABLES
Payments Upon Termination or Change of Control

Severance Plan
On December 19, 2018, we adopted the AeroVironment, Inc. Executive Severance Plan (the “Severance Plan”), effective January 1, 2019. The Compensation Committee relied upon an analysis of severance practices for our peer companies provided by Pay Governance in determining the terms of the new Severance Plan.
Only a subset of our Named Executive Officers are subject to the Severance Plan, namely Wahid Nawabi, Kevin McDonnell, and Melissa Brown (“Severance Participants”). The Severance Plan provides for the payment of certain benefits to each such Severance Participant in connection with a change in control and/or the termination of the Severance Participant’s employment by reason of death or “disability,” by the company without “cause,” or by the Severance Participant for “good reason,” in certain cases in connection with a “change in control” (in each case as defined in the Severance Plan), as summarized below. Except as noted below, the terms of the severance payments and other benefits provided to each of the company’s Severance Participants under the Severance Plan are identical, and the Severance Plan does not provide for a gross-up of severance benefits in the event that excise taxes under Section 280G of the Code are imposed on the severance benefits.
The terms of the Severance Plan are as follows:
(a)
Upon termination of the Severance Participant’s employment by the company without cause, and in the event there is no change in control of the company within 3 months after or 18 months before termination of the Severance Participant’s employment, the Severance Participant is entitled to receive: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Severance Participant becomes eligible for equivalent benefits from a subsequent employer.

(b)
Upon termination of the Severance Participant’s employment by the company without cause or by the Severance Participant for good reason within 3 months before a change in control, the Severance Participant is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Severance Participant becomes eligible for equivalent benefits from a subsequent employer, and (v) outplacement services for a period of 12 months following the termination date or until the first acceptance by the Severance Participant of an offer of employment, whichever comes first.

(c)
Upon termination of the Severance Participant’s employment by the company without cause or by the Severance Participant for good reason within 18 months after a change in control, the Severance Participant is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) vesting of any performance-based restricted stock units still eligible to vest, (v) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Severance Participant becomes eligible for equivalent benefits from a subsequent employer, and (vi) outplacement services for a period of 12 months following the termination date or until the first acceptance by the Severance Participant of an offer of employment, whichever comes first.

(d)
If the Severance Participant’s employment is terminated by reason of the Severance Participant’s death or disability: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which

EXECUTIVE COMPENSATION TABLES
termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the Severance Participant becomes eligible for equivalent benefits from a subsequent employer.
To receive the severance benefits described above, the Severance Participant must execute a full release of any and all claims against the company and comply with certain other obligations specified in the Severance Plan.
For purposes of the Severance Plan, “change in control” of the company generally means, subject to certain exceptions, (a) the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the company’s assets unless all or substantially all the beneficial owners prior to such transaction immediately own more than 50% of the combined outstanding voting power of the entity resulting from the transaction; (b) individuals who at the beginning of any two year period constitute the company’s board of directors cease for any reason to constitute at least a majority of the board of directors; (c) the acquisition by any person of beneficial ownership of 30% or more of the outstanding voting power of the company; or (d) the approval by the company’s stockholders of a complete liquidation or dissolution of the company.
For purposes of the Severance Plan, “good reason” means, unless defined in a Severance Participant’s offer letter or other applicable employment agreement, (a) (i) any material adverse change in the Severance Participant’s authority, duties, or responsibilities (including reporting responsibilities) from such Severance Participant’s authority, duties, and responsibilities as in effect at any time within three months preceding the date of a change in control or at any time thereafter, or (ii) if such Severance Participant is an executive officer of the company a significant portion of whose responsibilities relate to the company’s status as a public company, such Severance Participant’s failure to continue to serve as an executive officer of a public company, in each case except in connection with the termination of such Severance Participant’s employment for disability, for cause, death, or by the Severance Participant other than for good reason; (b) a material reduction in base salary; (c) the imposition of a requirement that a Severance Participant be based at any place outside a 60-mile radius from his or her principal place of employment immediately prior to a change in control except for reasonably required travel on company business that is not materially greater in frequency or duration than prior to the change in control; or (d) any material breach by the company of the Severance Plan or of any applicable employment agreement. In order to terminate for good reason, a Severance Participant must (a) reasonably determine in good faith that a good reason condition has occurred; (b) notify the company in writing of the occurrence of the condition within 90 days; (c) cooperate in good faith with the company’s efforts, for a period of not less than 30 days following such notice, to remedy the condition (after which time the condition still exists); and (d) terminate employment within 60 days after that remedy period.
For purposes of the Severance Plan, “cause” means, unless defined in a Severance Participant’s offer letter or other applicable employment agreement, (a) being convicted for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic-related offenses or as a result of vicarious liability); (b) willfully engaging in illegal conduct or gross misconduct that would (i) adversely affect the business or the reputation of the company or any of its affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (ii) expose the company or any of its affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; however, no act or failure to act on the Severance Participant’s part will be considered “willful” unless done or omitted to be done by such Severance Participant not in good faith and without reasonable belief that such Severance Participant’s action or omission was in the best interest of the company; or (c) a Severance Participant’s failing to perform his or her duties in a reasonably satisfactory manner after the receipt of a notice from the company detailing such failure if the failure is incapable of cure, and if the failure is capable of cure, upon the failure to cure such failure within 30 days of such notice or upon its recurrence.
Equity Acceleration for Named Executive Officers Other than Severance Participants
Our Named Executive Officers who are not Severance Participants are eligible for the accelerated vesting of the unvested portion of outstanding restricted stock awards and performance restricted stock units in certain circumstances following a change in control.
Upon termination of a Named Executive Officer’s employment by the company without cause or by such officer for good reason within 18 months after a change in control, the Named Executive Officer is entitled to the acceleration of vesting of restricted stock awards and performance restricted stock units, provided the officer executes a full release of any and all claims against the company.

EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control
Summary of Potential Payments Upon Termination (As of April 30, 2024)
The table below sets forth the estimated payments to be made to each Named Executive Officer under the Severance Plan in the event of the Severance Participant’s involuntary termination by the company without cause or termination by reason of death or disability, in each case not within the change in control protection period provided in the Severance Plan. The following table assumes that such termination occurred on April 30, 2024. Trace Stevenson and Brett Hush are not Severance Participants and are not eligible for any severance termination benefits in the event of a change in control or termination other than as described below under “Summary of Potential Payments Upon Change in Control (As of April 30, 2024)” below.
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	Total ($)
Wahid Nawabi	3,300,028	41,399	3,341,427
Kevin McDonnell	1,188,021	51,585	1,239,606
Melissa Brown	1,016,436	17,755	1,034,191

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2024, the target annual bonus for each officer for fiscal year 2024 plus a pro rata annual bonus equal to the target annual bonus for fiscal year 2024.

2.
The benefit continuation payment is based on premium costs as of April 30, 2024.

Summary of Potential Payments Upon Change in Control (As of April 30, 2024)
The table below sets forth the estimated payments to be made to each Named Executive Officer under the Severance Plan and equity award agreements in the event of the Named Executive Officer’s involuntary termination by the company without cause or the Named Executive Officer’s voluntary termination for good reason within 3 months prior to or 18 months after a change in control (provided that for Trace Stevenson and Brett Hush, they are only eligible for accelerated vesting under their equity awards in the event of a qualifying termination within 18 months after a change in control). The following table assumes that such termination, and a corresponding change in control, occurred on April 30, 2024.
		Other Benefits
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	In-the-Money Value of Accelerated Stock Options ($)	Value of Accelerated Restricted Stock Awards3 ($)	Value of Accelerated Performance Restricted Stock Unit Awards4 ($)	Total Value of Change- in-Control Related Benefits ($)
Wahid Nawabi	4,950,042	41,399	—	3,624,836	6,859,625	15,475,902
Kevin McDonnell	1,608,779	51,585	—	1,510,016	2,616,561	5,786,940
Melissa Brown	1,386,049	17,755	—	640,598	1,215,043	3,259,445
Trace Stevenson	—	—	—	290,179	576,522	866,701
Brett Hush	—	—	—	290,179	576,522	866,701

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2024, the target bonus for each officer for fiscal year 2024 and a pro rata annual bonus equal to the target annual bonus for fiscal year 2024.

2.
The benefit continuation payment is based on premium costs as of April 30, 2024. The benefits continuation column excludes outplacement benefits which we are not able to quantify at this time. We expect the amount of outplacement benefits to be immaterial.

3.
Amounts in respect of restricted stock awards were determined by multiplying the number of restricted stock awards that would have vested upon such employment termination by $159.79, the closing price of our common stock on April 30, 2024, the last trading day of our fiscal year 2024.

4.
Amounts in this column would only be triggered in the event of a qualifying termination of employment within 18 months after a change in control. Amounts in respect of restricted stock unit awards were determined by multiplying the target number of shares of common stock underlying such restricted stock units that would have vested upon such employment termination by $159.79, the closing price of our common stock on April 30, 2024. In the event of a change in control prior to the last date of the applicable three-year performance period, the number of PRSUs that will be eligible to vest will be equal to the greater of   (1) the target

EXECUTIVE COMPENSATION TABLES
number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the hypothetical shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination. For purposes of the table, amounts in respect of PRSUs were determined by multiplying the target number of shares of common stock underlying such PRSUs that would have vested upon such employment termination by $159.79, the closing price of our common stock on April 30, 2024. Includes amounts for vesting of PRSUs for the FY2023-FY2025 Performance Period and the FY2024-FY2026 Performance Period. Excludes PRSUs for the FY2022-FY2024 Performance Period, which would vest according to their terms based on the company’s actual performance for the applicable performance period.
Fiscal Year 2024 Pay Ratio
Under the Dodd-Frank Act, we are required to disclose the ratio of the total annual compensation of our CEO to that of our median employee. The SEC rules promulgated pursuant to the Dodd-Frank Act require disclosure of the median of the annual total compensation of all of the company’s employees, excluding our CEO; the annual total compensation of our CEO; and the ratio of the amount of our CEO’s annual compensation to the amount of the median employee’s annual total compensation.
SEC rules provide that we may use the same median employee for three years before identifying a new median employee, provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. There has been no significant change to our employee population and our employee compensation arrangements in fiscal year 2024 as compared to fiscal year 2023 that would result in a significant change to our pay ratio disclosure and as a result, the same median employee from fiscal year 2023 was used to calculate the CEO to median employee pay ratio for fiscal year 2024. However, there was previously a change in the circumstances of the median employee we identified as of April 30, 2023 that we reasonably believed would result in a significant change to our pay ratio disclosure. As a result, in accordance with SEC rules, we elected to substitute another employee as our median employee for fiscal year 2024 whose compensation was substantially similar to the compensation of the median employee identified in fiscal year 2023, based on the compensation measures used to select the median employee in fiscal year 2023, as permitted by SEC rules. To identify our original median employee in fiscal year 2023, we selected April 30, 2023, as the date upon which our median employee for fiscal year 2023 was to be identified. In our analysis to identify the median employee, we included all employees employed as of April 30, 2023, excluding our CEO. We identified the median employee in 2023 based on the sum of regular and overtime wages paid for fiscal year 2023 and the bonus paid pursuant to the company’s fiscal year 2023 bonus program. The company did not annualize the compensation of any employees hired during fiscal year 2023 in such identification process. For employees not paid in U.S. dollars, we used the applicable exchange rate in effect on April 30, 2023 to convert such compensation to U.S. dollars.
Using the compiled data, we determined that the fiscal year 2024 annual total compensation of our median employee was $112,898 and that Mr. Nawabi’s annual total compensation for fiscal year 2024 was $7,602,053, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 67.3:1.

Pay Versus Performance
Pay Versus Performance

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended April 30, 2021, 2022, 2023 and 2024, and our financial performance for each such fiscal year:
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	Summary Compensation Table Total for PEO1 (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for non-PEO NEOs (d)	Average Compensation Actually Paid to non-PEO NEOs1 (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return2 (g)	Net Income ($ in Thousands) (h)	Revenue3 ($ in Thousands) (i)
2024	$7,602,053	$16,053,755	$1,649,861	$3,278,625	$265.17	$188.64	$59,666.0	$716,720
2023	$4,904,510	$6,973,761	$1,210,207	$1,219,831	$167.09	$148.86	$(176,167.0)	$540,536
2022	$3,524,268	$(1,040,038)	$1,184,605	$149,399	$133.29	$134.09	$(4,185.0)	$445,732
2021	$2,524,773	$6,491,363	$743,648	$1,273,866	$183.16	$138.64	$23,345.0	$394,912

1.
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Wahid Nawabi	Kevin McDonnell, Melissa Brown, Trace Stevenson and Brett Hush
2023	Wahid Nawabi	Kevin McDonnell, Melissa Brown and Alison Roelke
2022	Wahid Nawabi	Kevin McDonnell, Kenneth Karklin, Melissa Brown and Alison Roelke
2021	Wahid Nawabi	Kevin McDonnell, Kenneth Karklin, Melissa Brown and Alison Roelke
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our Chief Executive Officer or our other Named Executive Officers during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted in accordance with SEC rules. The adjustments for fiscal year 2024 are reflected in the table below:
	PEO 1	NEO
Prior FYE Current FYE Fiscal Year	4/30/2023 4/30/2024 2024	4/30/2023 4/30/2024 2024
SCT Total	$7,602,053	$1,649,861
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$0	$0
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(5,491,561)	$(913,258)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$9,235,498	$1,535,885
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$4,209,603	$945,243
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$547,708	$55,761
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(49,546)	$5,134
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0
Compensation Actually Paid	$16,053,755	$3,278,625

Pay Versus Performance
Adjustments include the following assumptions used to calculate the fair value of the awards at each valuation date in accordance with ASC 718: (i) for awards of restricted stock, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the change in stock price at each fiscal year end presented by the number of shares of restricted stock outstanding on such valuation date, and (ii) for PRSU awards, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the stock price at each fiscal year end by the number of PSUs outstanding and by the estimated probability of achieving the performance target that was used to calculate our ASC Topic 718 expense for each fiscal year. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 13 and 14 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2024, as filed with the SEC.
2.
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the SPADE Defense Index, which is the peer group used by the company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024.

3.
While we use numerous financial and non-financial performance measures for the purpose of evaluating performance when establishing compensation programs, we have determined that revenue is the financial performance measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) we use to link compensation actually paid to our Named Executive Officers for the most recently completed fiscal year to the company’s performance.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income (loss), and (iv) our revenue, in each case, for the fiscal years ended April 30, 2021, 2022, 2023 and 2024.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

AVAV & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 4/30/2020
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
FY 2021
FY 2022
FY 2023
FY 2024
$6.49
$1.27
($1.04)
$0.15
$6.97
$1.22
$16.05
$3.28
$183
$139
$133
$134
$167
$149
$265
$189
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
AVAV TSR
SPADE Defense Index TSR*

*Index value based on daily Net Asset Values of the Spade Defense Index.

Pay Versus Performance

AVAV Net Income (Loss) vs. Compensation Actually Paid
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
Compensation Actually Paid ($M)
$100
$50
$0
($50)
($100)
($150)
($200)
Net Income ($M)
$6.49
$1.27
$23.3
($1.04)
$0.15
($4.2)
$6.97
$1.22
($176.2)
$16.05
$3.28
$59.7
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income

AVAV Revenue vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Revenue ($M)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
$800
$700
$600
$500
$400
$300
$200
$100
$0
$6.49
$1.27
($1.04)
$0.15
$6.97
$1.22
$16.05
$3.28
$394.9
$445.7
$540.5
$716.7
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Revenue

Pay Versus Performance
Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended April 30, 2024:
•
Revenue;

•
Adjusted EBIDTA; and

•
Bookings.

For additional details regarding our most important financial performance measures, please see the sections titled “Annual Cash Bonuses” and “Long-Term Incentive Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.
POLICIES AND PRACTICES RELATED TO THE TIMING OF GRANTS OF CERTAIN EQUITY AWARDS
During fiscal year 2024, we did not grant stock options or other option like instruments.
Grants of equity awards to our NEOs are generally approved by our Compensation Committee on a predetermined schedule at their regularly scheduled quarterly meetings. Equity awards are generally not effective until the third trading day following the next occurring earnings announcement. The Compensation Committee generally does not grant awards during regularly scheduled quarterly blackouts, although it may make exceptions for grants awarded in connection with acquisitions, employee retention, or awards to new employees.
Annual awards for NEOs for each fiscal year are determined at the Compensation Committee’s regularly scheduled meeting following the completion of each fiscal year. As with grant awards for all employees, the effective date of the grants is generally the third trading day after the next occurring earnings announcement. As described above, it is the Compensation Committee’s policy to generally avoid granting equity awards during periods in which there is material non-public information about our company.

AUDIT MATTERS
AUDIT MATTERS
Audit Committee Report

The Audit Committee of our board of directors serves as the representative of the board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is made up solely of independent directors, as defined in the applicable SEC and Nasdaq rules, and operates under a written charter adopted by the board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. Deloitte & Touche LLP, acting as our independent registered public accounting firm for the fiscal year ending April 30, 2024, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically meets with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.
In this context, the Audit Committee hereby reports as follows:
(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2024 with management.

(2)
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by Auditing Standard No. 1301, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.

(3)
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence from the company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2024, for filing with the SEC.
Audit Committee:
Edward R. Muller (Chair)
Stephen F. Page
Cindy Lewis Philip S. Davidson

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
PROPOSAL 2. RATIFICATION OF
SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2025. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2024.
The services provided to us by Deloitte & Touche LLP for the last fiscal year is described under the caption “Audit-Related Matters — Fees Paid to Independent Auditors” below. Stockholder approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required. Our board believes that obtaining stockholder ratification of the selection of Deloitte & Touche LLP is a sound governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter for stockholder approval. The Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.
Representatives of Deloitte & Touche LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING APRIL 30, 2025.

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
Fees Paid to Independent Auditors

We engaged Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2024, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q. Our Audit Committee approved the engagement of Deloitte & Touche, LLP for such fiscal year. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for the fiscal year ended April 30, 2023 and fiscal year ended April 30, 2024.
	FY2024 Fees	FY2023 Fees
Audit Fees	$2,396,946	$2,672,528
Audit-Related Fees	—	—
Tax Fees	30,0701	$9,0001
All Other Fees	1,895	$1,895
Total	$2,428,911	$2,683,423

1.
German Statutory Tax Filing Fees

Audit Fees. This category includes fees associated with our annual audit and the audit of internal control over financial reporting, the review of the company’s quarterly reports on Form 10-Q and statutory audits required internationally.
Audit-Related Fees. This category includes fees for services that are reasonably related to the performance of the audit or review of financial statements but are not included in “Audit Fees.”
Tax Fees. This category consists of fees for tax advice, planning and compliance principally in connection with the preparation of our tax returns and assistance with governmental tax audits.
All Other Fees. This category consists of fees for services that are not included in the above categories and primarily includes fees for obtaining access to an online accounting research tool.
Pre-Approval Policy of the Audit Committee

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the Audit Committee, or a designated Audit Committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 3. NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers. This advisory vote on executive compensation, commonly known as “Say-on-Pay,” is advisory in nature, and it is not binding on us or our board of directors. This vote provides our stockholders with the opportunity to express their view on our 2024 executive compensation programs and policies for such officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create long-term stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the board of directors believe that our executive compensation program fulfills these goals.
Our executive compensation practice is governed by policies and practices that are in line with industry practices and stockholder interests. Examples of such policies and practices include:
•
Majority of total potential compensation paid to executives based on our financial performance;

•
Clawback policy for the recovery of incentive compensation of executive officers;

•
Anti-hedging, anti-pledging and anti-short sale policies for executives;

•
Limited perquisites;

•
No executive pensions;

•
Retention of independent compensation consultant;

•
Annual risk assessment of compensation practices;

•
No employment agreements with executive officers;

•
No repricing or exchange of “underwater” stock options without stockholder approval;

•
No minimum guaranteed vesting for performance-based equity awards;

•
Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries;

•
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares, if any, issued upon the vesting of equity awards until their required stock ownership levels are achieved; and

•
Double-trigger provisions for change in control situations in our Severance Plan, and no excise tax gross-up payments upon a termination after a change in control.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that AeroVironment, Inc.’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the other related tables and disclosure.”
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4. MANAGEMENT PROPOSAL FOR ANNUAL ELECTION OF DIRECTORS
PROPOSAL 4. MANAGEMENT PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS
Overview
Currently, our Amended and Restated Certificate of Incorporation (the “Charter”) provides that our board of directors shall be divided into three classes as nearly equal in number as possible with members of each class being elected for three-year terms annually. While the board believes that its classified structure has contributed to the company’s long-term operational success, the board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined it advisable and in the best interests of the company and our stockholders to amend and restate our Charter to eliminate the board’s classified structure and provide the company’s stockholders with an opportunity to elect all directors on an annual basis. As further explained below, the board of directors recommends that stockholders vote “FOR” the proposed amendment to our Charter.
Background
At the 2023 annual meeting of stockholders, a nonbinding, stockholder-sponsored proposal was submitted to stockholders urging the board of directors to take all necessary steps (other than any steps that must be taken by stockholders) to eliminate the board’s classified structure. After careful consideration, the board opposed the stockholder proposal for various reasons, including promoting stability and continuity in the management of the company, promoting board quality and the independence of its members, and encouraging the board to have a long-term focus. At the 2023 annual meeting, a majority of the voting stockholders voted in favor of the stockholder proposal to eliminate the company’s classified board structure.
Since the 2023 annual meeting, the board has further evaluated the advantages and disadvantages of maintaining a classified board structure. As part of this evaluation, the board placed great weight on the significant stockholder support received for the stockholder proposal seeking declassification of the board. After carefully weighing these considerations, the board has approved a proposed amendment to Article FIFTH of the Charter to eliminate the classified board structure and determined it advisable and in the best interest of the company and our stockholders to submit such proposed Charter amendment to stockholders for approval at this 2024 annual meeting of stockholders.
Board Recommendation on the Proposed Amendment
The advisory stockholder vote at the 2023 annual meeting was a significant factor in the board’s decision to approve such Charter amendment. This proposed amendment to Article FIFTH of our Charter allows our stockholders to determine whether to eliminate the classified board structure. Although the board believes it is important to promote continuity and stability in the management of the company and to maintain appropriate defenses against inadequate takeover bids that do not reflect the company’s long-term value, it also recognizes that it is accountable to stockholders and should be responsive to concerns regarding the company’s classified board structure and stockholder sentiment regarding such structure. After balancing these interests, the board unanimously recommends that stockholders vote “FOR” the proposed Charter amendment to eliminate the classified board structure.
Declassification Process
If the proposed amendment to the Charter is approved by stockholders, the company will promptly file an amended and restated Charter with the Secretary of State of Delaware containing the approved amendment to Article FIFTH and will begin to phase out the board’s current classified structure upon the expiration of the term for each director

PROPOSAL 4. MANAGEMENT PROPOSAL FOR ANNUAL ELECTION OF DIRECTORS
class. If the Charter amendment proposal is approved, starting with the 2025 annual meeting of stockholders and until the 2027 annual meeting of stockholders, the directors whose terms expire at each annual meeting of stockholders will be elected to one-year terms rather than three-year terms. As a result, at the 2025 annual meeting, the Class I directors whose terms expire at the 2025 annual meeting would each be elected for a one-year term, rather than a three-year term. Likewise, at the 2026 annual meeting, the Class II directors and the Class I directors whose terms expire at that meeting would each be elected for a one-year term. Beginning with the 2027 annual meeting of stockholders, the board would cease to be classified and all directors would be elected for one-year terms. In the case of any increase in the number of directors (other than in connection with the rights of holders of Preferred Stock to elect additional directors) prior to the 2027 annual meeting, any newly created directorship shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director elected to fill such newly created directorship or any other vacancy prior to the 2027 annual meeting would be filled by the board, with the new director serving a term coinciding with the remaining term of the class into which such director was elected. Commencing with the 2027 annual meeting, any director elected to fill any vacancy or newly created directorship on the board shall serve for a term ending at the next annual meeting. At all times, directors are elected to serve for their respective terms and until their successors have been elected and qualified. This proposal would not change the number of directors the board currently has or the board’s authority to change that number and to fill any vacancies or newly created directorships.
In addition, our Charter currently provides that our directors may only be removed for cause by the affirmative vote of not less than 66 2∕3% of the total voting power of all of our outstanding securities then entitled to vote generally in the election of directors, voting together as a single class. If the proposed amendment is approved, upon the board becoming declassified at the 2027 annual meeting, directors may be removed with or without cause by the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the company then entitled to vote generally in the election of directors, voting together as a single class, in accordance with Delaware law.
Text of Amendment to Amended and Restated Certificate of Incorporation
Article FIFTH of the Charter contains the provisions that will be affected if this proposal is adopted. The above description of the amendments to the Charter is qualified in its entirety by the actual text of the proposed changes to Article FIFTH, which are set forth in Appendix A with additions indicated by underlining and deletions of text indicated by strike-outs. The board has also adopted conforming amendments to the company’s fourth amended and restated bylaws, to be effective immediately upon the effectiveness of the amendment to the Charter.
Board Recommendation and Vote Required
The Board has unanimously adopted and is submitting for stockholder approval two amendments to our Charter, this Proposal 4, which institutes the phased-in elimination of the classified board of directors structure and the annual election of directors and Proposal 5, which provides for officer exculpation. Each of the two proposed amendments will be voted on separately and the effectiveness of any proposed amendment is not conditioned on the approval of any other proposed amendment.
The affirmative vote of the holders of at least 66 2∕3% of the outstanding common shares entitled to vote at the Annual Meeting is needed to pass this proposal. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal. The board of directors unanimously recommends that stockholders vote “FOR” Proposal 4.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO AMEND THE AEROVIRONMENT, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS.

PROPOSAL 5. MANAGEMENT PROPOSAL TO PROVIDE FOR OFFICER EXCULPATION
PROPOSAL 5. MANAGEMENT PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION
Background
Our Amended and Restated Certificate of Incorporation (the “Charter”) limits the monetary liability of our directors in certain circumstances pursuant to, and consistent with, the Delaware General Corporation Law (“DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation to include within its certificate of incorporation a provision eliminating or limiting monetary liability for certain senior corporate officers for a breach of the duty of care in certain circumstances. Our board of directors has unanimously approved and deemed advisable that it is in the best interests of the company and our stockholders to amend our Charter to add an Article TWELFTH to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. This proposed amendment to our Charter will be referred to as the “Officer Exculpation Amendment” in this proxy statement.
Our board believes that amending our Charter to add the authorized liability protection for certain officers, consistent with the protection in our Charter currently afforded our directors in Article NINTH of our Charter, is necessary in order to continue to attract and retain experienced and qualified officers. The proposed Officer Exculpation Amendment would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the company itself or for derivative claims brought by stockholders in the name of the company. As is currently the case with directors under Article NINTH of our Charter, the Officer Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.
Text of Amendment to the Charter
Our Charter currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure the company is able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to add Article TWELFTH to our Charter so that it would state in its entirety as follows:
“TWELFTH.   An officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer~~,~~ except to the extent such exemption from liability, or limitation thereof, is not permitted under the DGCL.
If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of officers, then the liability of the officer to the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any amendment, repeal or modification of this Article shall be prospective only, and shall not adversely affect any right or protection of an officer of the Corporation under this Article TWELFTH in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.”
The general description of the proposed amendment to the Charter set forth above is qualified in its entirety by reference to the text of the proposed amendments to the Charter, which are attached as Annex A to this Proxy Statement.

PROPOSAL 5. MANAGEMENT PROPOSAL TO PROVIDE FOR OFFICER EXCULPATION
Board Recommendation and Vote Required
The board has unanimously adopted and is submitting for stockholder approval two amendments to our Charter, this Proposal 5, which provides for officer exculpation and Proposal 4, which institutes the phased-in elimination of the classified board of directors structure and the annual election of directors. Each of the two proposed amendments will be voted on separately and the effectiveness of any proposed amendment is not conditioned on the approval of any other proposed amendment.
The approval of the amendment to our Charter requires the affirmative vote of a majority of shares outstanding and entitled to vote at the annual meeting. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal. If approved, the Charter will be amended to incorporate each amendment that receives the requisite stockholder approval and such amendments will become effective upon its filing with the Secretary of State of the State of Delaware, which we intend to do following the annual meeting. The board of directors unanimously recommends that stockholders vote “FOR” Proposal 5.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO AMEND AEROVIRONMENT, INC.’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?

You have received these proxy materials because you were an AeroVironment, Inc. stockholder as of the close of business on August 7, 2024, and our board of directors is soliciting authority, or proxy, to vote your shares at the 2024 annual meeting of stockholders. The proxy materials include our notice of annual meeting of stockholders, proxy statement and 2024 annual report. These materials also include the proxy card and postage-paid return envelope or voting instruction form for the annual meeting. The proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the meeting and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about August 12, 2024 and distributed on or about August 16, 2024.
Five proposals are scheduled to be voted on at the annual meeting:
Proposal 1: Election of Wahid Nawabi, Cindy Lewis and Joseph L. Votel to each serve as a Class III director for a three-year term;
Proposal 2: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025;
Proposal 3: Non-binding advisory vote on the compensation of our Named Executive Officers;
Proposal 4: Management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for annual election of all directors; and
Proposal 5: Management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation.
Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold and whether you plan to attend the annual meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.
Can I access the proxy materials on the internet?

Yes. The company’s proxy statement and 2024 annual report are available at http://investor.avinc.com/financial-information/financial-filings-and-releases.
Can I receive a copy of the company’s annual report on Form 10-K?

Our annual report on Form 10-K for the fiscal year ended April 30, 2024, which has been filed with the SEC, is being mailed with our proxy materials to our stockholders, however additional copies will be made available to stockholders without charge upon written request to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 650, Arlington, VA 22202.
How can I view or request copies of the company’s corporate documents and SEC filings?

The company’s website contains the company’s Corporate Governance Guidelines, board committee charters and Code of Business Conduct and Ethics and the company’s SEC filings. To view these documents, go to

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
www.avinc.com, click on “Investors” and click on “Corporate Governance”. To view the company’s SEC filings and Forms 3, 4 and 5 filed by the company’s directors and executive officers, go to www.avinc.com, click on “Investors,” click on “Financial Information” and then click on “SEC Filings.”
We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the board committee charters and the Code of Business Conduct and Ethics to any stockholder requesting a copy. Requests should be directed to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 650, Arlington, VA 22202.
How do I attend the annual meeting?

The annual meeting will be held on Friday, September 27, 2024 at 12:00 p.m. Eastern Time, virtually held exclusively via live audio webcast at https://web.lumiconnect.com/216888245. Online access to the virtual stockholder meeting will open up approximately 60 minutes prior to the start of the annual meeting to allow for you to log in with your 11-digit voter control number issued by Equiniti Trust Company, LLC and password of AVAV2024 (case sensitive) to test your computer audio system. Please log into the provided website and follow the instructions provided to attend the annual meeting. We encourage you to access the meeting prior to the start time. If you are a beneficial owner, please refer to the voting instructions provided by your brokerage firm, bank, dealer or other similar organization with these proxy materials. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed herein.
Submitting Questions
Stockholders may submit questions and comments in advance or during the meeting. You can ask questions once you log in or when the meeting begins by clicking on the “ask a question” icon on the top of your screen. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. To vote in person at the virtual annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:
Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
PO Box 500
Newark, NJ 07101
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 17, 2024.
You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Annual Meeting and vote your shares at https://web.lumiconnect.com/216888245 during the meeting. Please log in with your 11-digit voter control number issued by Equiniti Trust Company, LLC and the password for the meeting is AVAV2024 (case sensitive). Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is the quorum requirement for holding the annual meeting?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.
Who can vote?

Holders of record of common stock at the close of business on August 7, 2024 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the meeting. On August 7, 2024, the record date for the annual meeting, there were 28,206,480 shares of common stock outstanding. There are no other voting securities of the company outstanding.
What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on August 7, 2024, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide voting instructions to your broker or bank, such organization will need to determine whether it has the discretionary authority to vote your shares on any matter to be considered at the annual meeting.
Under applicable rules, your bank or broker has discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025 without receiving instructions from you. Therefore, your broker or bank will be able to vote on this matter if you do not provide voting instructions to such organization. Your bank or broker does not have discretionary authority to vote your shares without receiving instructions from you on any of the other proposals. Accordingly, if you do not give instructions to your custodian, your shares will not be voted with respect to these matters because the bank or brokerage firm will not have authority to vote them on your behalf.
Banks and brokers are not permitted to vote your shares with respect to the election of directors, the advisory vote on the compensation of our Named Executive Officers, the management proposal to amend our Amended and Restated Certificate of Incorporation to provide for annual election of all directors, and the management proposal to amend our Amended and Restated Certificate of Incorporation to provide for officer exculpation without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker.
How do I vote my shares?

You may vote your shares using one of the following methods:
•
Over the internet. If you have access to the internet, by submitting the proxy following the instructions included on your proxy card for voting over the internet.

•
By telephone. You can vote by calling a toll-free telephone number listed on the proxy card. Please refer to your proxy card for instructions on voting by phone.

•
By mail. You may vote your shares by completing, signing and mailing the proxy card included with your proxy materials. Please refer to your proxy card for instructions on voting by mail.

•
Virtually at the annual meeting. Stockholders are invited to virtually attend the annual meeting and vote online during the annual meeting. If you are a beneficial owner of shares, please refer to the voting instructions provided from your brokerage firm, bank, dealer or other similar organization.

A control number, located on the instruction sheet attached to the proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.
Can I change my vote?

Yes. You may revoke the proxy at any time prior to its use by:
•
delivering a written notice to the Corporate Secretary of the company, mailed to the company’s office at 241 18th Street South, Suite 650, Arlington, VA 22202;

•
executing and submitting a later-dated proxy;

•
re-voting your shares by telephone or on the internet; or

•
attending the annual meeting and voting electronically during the annual meeting.

Only the latest validly executed proxy that you submit will be counted.
What vote is required to approve each of the proposals?

•
Proposal 1  —  Election of directors: Directors will be elected on a majority vote standard basis, meaning that each of the three nominees must receive a vote of a majority of the total votes cast with respect to such nominee’s election (i.e. the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election) to be elected as a director. Our Corporate Governance Guidelines require, following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who fails to receive a majority of votes cast at the meeting to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee shall consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. Abstentions are not counted as votes cast and therefore will have no effect on the election of directors. Broker non-votes are not counted as votes cast and therefore will have no effect on the election of directors.

•
Proposal 2  —  Ratification of selection of independent registered public accounting firm: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against the proposal. Brokers have discretionary authority to vote your shares on this proposal without receiving instructions from you. We do not expect any broker non-votes with respect to Proposal 2 and therefore a failure to instruct your broker on how to vote on such matter will have no effect on the vote on the proposal.

•
Proposal 3  —  Non-binding advisory vote on the compensation of our Named Executive Officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against this proposal. Broker non-votes will have no effect on the vote on this proposal.

•
Proposal 4  —  Management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for annual election of all directors: Approval of this proposal requires the affirmative vote of the holders of at least 66 2∕3% of the outstanding common shares entitled to vote at the annual meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.

•
Proposal 5  — Management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation: Approval of this proposal requires the affirmative vote of a majority of shares outstanding and entitled to vote at the annual meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What are the recommendations of the board of directors?

The board of directors recommends that you vote your shares on your proxy card:
•
FOR the election of the directors nominated herein;

•
FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025;

•
FOR the proposal to approve the compensation of our Named Executive Officers on a non-binding advisory basis;

•
FOR the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for annual election of all directors; and

•
FOR the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation.

What if I do not specify how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:
•
FOR the election of directors nominated herein;

•
FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2024;

•
FOR the approval of the advisory vote to approve the compensation of our Named Executive Officers;

•
FOR the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for annual election of all directors;

•
FOR the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation; and

•
with respect to any other business that may properly come before the annual meeting or any adjournments or postponements thereof, in accordance with the best judgment of the designated proxy holders.

If you are a beneficial owner of shares and do not specify to the organization that holds your shares how you want to vote, such organization may only vote your shares on “routine” matters. The only routine matter to be voted upon at this annual meeting is the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2025. Therefore, if you do not provide instructions to the record holder on how you want to vote, your shares may not be voted on the election of directors, the proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for annual election of all directors, or the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
Is cumulative voting allowed for the election of directors?

No. You may not cumulate your votes for the election of directors.
What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote at the annual meeting and with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal. Therefore, an abstention will effectively be a vote against each of the proposals, except for the election of directors.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.
Under applicable rules, “non-routine” matters include the election of directors, the proposal for the advisory vote on the compensation of our Named Executive Officers, the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for annual election of all directors, and the management proposal to amend the company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation. As such, a broker may not vote your shares with respect to the election of directors or other non-routine matters without your instructions. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
When will the company announce the voting results?

We will announce preliminary voting results at the annual meeting. Final official results will be provided in a current report on Form 8-K filed with the SEC within four business days of the meeting (which will be available at www.sec.gov and www.avinc.com).
How are the proxies solicited and what is the cost?

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.
What is householding?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (805) 520-8350 ×4278, via https://investor.avinc.com/contact-us or by mail addressed to Investor Relations, AeroVironment, Inc., 241 18th Street South, Suite 650, Arlington, VA 22202, requesting such copies. If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report. Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department at the address above to make such a request.
How do I submit a proposal for action at next year’s annual meeting?

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2025 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than April 14, 2025 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2024 annual meeting released to stockholders) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting. However, in the event that the date of our 2025 annual meeting is more than 30 days before or after the anniversary of our 2024 annual meeting, a stockholder proposal will be timely if received at our principal executive offices a reasonable time before we begin to print and send our proxy materials for the 2025 meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Additionally, stockholders, or groups of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the shareholders and the nominees satisfy the requirements specified in our by-laws.
Stockholder Proposals for Presentation at Next Year’s Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2025 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaws require notice with respect to the 2025 annual meeting between May 30, 2025 (120 calendar days prior to the anniversary of our 2024 annual meeting) and June 29, 2025 (90 calendar days prior to the anniversary of our 2024 annual meeting). However, in the event that the date of the 2025 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2024 annual meeting, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2025 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2025 annual meeting or (2) the 10th day following the earlier of (a) the day on which notice of the 2025 annual meeting was mailed or (b) the date on which public announcement of the date of the 2025 annual meeting is first made by the company. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2025 annual meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business.
Could any additional proposals be raised at the 2024 annual meeting of stockholders?

The board of directors knows of no other matters to come before the annual meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.
It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card.
If stockholders have any questions or require any assistance with voting your shares, please contact the company’s corporate secretary.
ON BEHALF OF THE BOARD OF DIRECTORS
Wahid Nawabi
Chairman, President and Chief Executive Officer
Arlington, Virginia
August 12, 2024

APPENDIX A
APPENDIX A
Proposed Amendments to the AeroVironment, Inc. Amended and Restated Certificate of Incorporation

APPENDIX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
AEROVIRONMENT, INC.
AeroVironment, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:
1.   The name of the Corporation is AeroVironment, Inc. A Certificate of Merger whereby AeroVironment, Inc., a California corporation, was merged with and into the corporation was filed with the Secretary of State of the State of Delaware on December 6, 2006.
2.   That by action taken by the Board of Directors at a meeting held on December 15, 2006 resolutions were duly adopted setting forth a proposed amendment and restatement of the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and directing its officers to submit said amendment and restatement to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement is as follows:
“THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows, subject to the required consent of the stockholders of the Corporation:
FIRST:   The name of the Corporation (hereinafter the “Corporation”) is AeroVironment, Inc.
SECOND:   The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle; and the name of the Registered Agent of the Corporation at such address is Corporation Service Company.
THIRD:   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH:   The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.0001 per share (“Common Stock”) and Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The total number of shares the Corporation shall have the authority to issue is one hundred ten million (110,000,000) shares, one hundred million (100,000,000) shares of which shall be Common Stock and ten million (10,000,000) shares of which shall be Preferred Stock.
(1)   Common Stock.   The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Corporation will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders, subject to any preferential rights of any then outstanding Preferred Stock.
(2)   Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent

APPENDIX A
permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.
FIFTH:   (1)   The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors having that number of directors set out in the Bylaws of the Corporation as adopted or as set forth from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation.
(2)   ~~No~~ For so long as the Board of Directors is classified, no director (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of not less than 66 2∕3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. After the Board of Directors is declassified, directors may be removed from office with or without cause by the stockholders and, in addition to any other vote required by law, upon the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.
(3)   ~~The~~ Until the election of directors at the 2027 annual meeting of stockholders, the directors of the Corporation, other than directors elected by one or more series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III~~. Each~~, and each class shall consist, as nearly as may be possible, of one-third of the total number of directors (other than directors elected by one or more series of Preferred Stock) constituting the entire Board of Directors. Each director ~~(other than directors elected by one or more series of Preferred Stock)~~ at the 2025 annual meeting of stockholders shall serve for a term ~~ending on the date of~~ expiring at the ~~third~~2026 annual meeting of stockholders. Each director elected at the 2026 annual meeting of stockholders ~~next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors~~ shall serve for a term ~~ending on~~ expiring at the ~~date~~ 2027 annual meeting of stockholders. At the ~~2007~~2027 annual meeting~~, directors initially designated as Class II~~ of stockholders and at each annual meeting of stockholders thereafter, all directors shall serve for a term ~~ending on~~ expiring at the ~~date of the 2008 annual meeting and directors initially designated as Class III directors shall serve for a term ending on the date of the 2009 annual meeting. Notwithstanding the foregoing, each~~ next annual meeting of stockholders. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. ~~If~~ Prior to the 2027 annual meeting of stockholders, if the number of directors (other than directors elected by one or more series of Preferred Stock) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the Board of Directors resulting from the death, resignation, removal ~~or otherwise~~ of a director and newly created directorships resulting from any increase in the number of directors (other than directors elected by one or more series of Preferred Stock) may be filled solely by a vote of a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for ~~a term that shall coincide with the remaining term of the class to which such director shall have been elected.~~ the unexpired term of his or her predecessor in office, or in the case of a director filling a vacancy resulting from a newly created directorship, a term expiring at the next annual meeting of stockholders. Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this Article FIFTH unless otherwise provided for in the certificate of designation for such classes or series.
SIXTH:   The Corporation is to have perpetual existence.

APPENDIX A
SEVENTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:
(1)   The Board of Directors is expressly authorized to make, adopt, amend, alter, rescind or repeal the Bylaws of the Corporation. Notwithstanding the foregoing, the stockholders may adopt, amend, alter, rescind or repeal the Bylaws with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2∕3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.
(2)   Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
(3)   Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may not be taken by written consent of stockholders without a meeting.
(4)   Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer or at the written request of a majority of the members of the Board of Directors and may not be called by any other person; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the DGCL, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.
EIGHTH:   (1)   Subject to Article EIGHTH (3), the Corporation shall indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(2)   Subject to Article EIGHTH (3), the Corporation shall indemnify and hold harmless any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

APPENDIX A
(3)   Any indemnification under this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or other person entitled to indemnification under this Article EIGHTH is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Article EIGHTH (1) or Article EIGHTH (2), as the case may be. Such determination shall be made, with respect to an officer or director, (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even if constituting less than a quorum, (ii) by a committee of directors who were not parties to such action, suit or proceeding even if constituting less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article EIGHTH (1) or Article EIGHTH (2), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
(4)   Notwithstanding any contrary determination in the specific case under Article EIGHTH (3), and notwithstanding the absence of any determination thereunder, any present or former director or officer of the Corporation may apply to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Article EIGHTH (1) and Article EIGHTH (2). The basis of such indemnification by a court shall be a determination by such court that indemnification of such person is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Article EIGHTH (1) or Article EIGHTH (2), as the case may be. Neither a contrary determination in the specific case under Article EIGHTH (3) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article EIGHTH (4) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such person seeking indemnification in the Court of Chancery of the State of Delaware shall also be entitled to be paid the expense of prosecuting such application.
(5)   Expenses incurred by a person who is or was a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.
(6)   The indemnification and advancement of expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article EIGHTH (1) and Article EIGHTH (2) shall be made to the fullest extent permitted by law. The provisions of this Article EIGHTH shall not be deemed to preclude the indemnification of any person who is not specified in Article EIGHTH (1) or Article EIGHTH (2) but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.
(7)   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article EIGHTH or Section 145 of the DGCL.
(8)   For purposes of this Article EIGHTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a

APPENDIX A
director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article EIGHTH, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article EIGHTH. For purposes of any determination under Article EIGHTH (3), a person shall be deemed to have acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Article EIGHTH (8) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Article EIGHTH (8) shall not be deemed to be exclusive, or to limit in any way, the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article EIGHTH (1) or (2), as the case may be.
(9)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
(10)   Notwithstanding anything contained in this Article EIGHTH to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article EIGHTH (4)), the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part, thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
(11)   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.
NINTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit.
If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any amendment, repeal or modification of this Article shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation under this Article NINTH in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.
TENTH:   Each reference in this Certificate of Incorporation to any provision of the DGCL refers to the specified provision of the DGCL, as the same now exists or as it may hereafter be amended or superseded.

APPENDIX A
ELEVENTH:   The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware; and all rights conferred on stockholders, directors or any other persons herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article FIFTH, SEVENTH, EIGHTH, NINTH or ELEVENTH without the affirmative vote of the holders of at least 66 2∕3% of the outstanding voting stock of the corporation, voting together as a single class.”
TWELFTH.   An officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability, or limitation thereof, is not permitted under the DGCL.
If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of officers, then the liability of the officer to the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any amendment, repeal or modification of this Article shall be prospective only, and shall not adversely affect any right or protection of an officer of the Corporation under this Article TWELFTH in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.
3.   That said Amended and Restated Certificate of Incorporation has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote in accordance with the provisions of Section 228 of the DGCL.
4.   That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL.
IN WITNESS WHEREOF, AeroVironment, Inc. has caused this Certificate to be signed by ~~Timothy E. Conver~~ Wahid Nawabi, its Chairman, President and Chief Executive Officer and ~~Stephen C. Wright~~ Kevin McDonnell, its Senior Vice President and Chief Financial Officer, this ~~26th~~[•]th day of ~~January 2007~~[•] 2024.
AeroVironment, Inc.,
a Delaware corporation
By:
/s/ ~~Timothy E. Conver~~ Wahid Nawabi

Name: ~~Timothy E. Conver~~ Wahid Nawabi
ATTEST
/s/ ~~Stephen C. Wright~~ Kevin McDonnell

Name: ~~Stephen C. Wright~~ Kevin McDonnell
Title:   Senior Vice President and Chief Financial Officer

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 AEROVIRONMENT, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of AeroVironment, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Wahid Nawabi and Kevin McDonnell, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of stockholders of the Company, to be held on September 27, 2024, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows: (Continued and to be signed on the reverse side) 1.1 PRELIMINARY COPY—SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS OF AEROVIRONMENT, INC. September 27, 2024 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at https://investor.avinc.com/financial-information/financial-filings-and-releases Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Proposal 2. To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2025: Proposal 3. Non-binding advisory vote on the compensation of the company’s Named Executive Officers: Proposal 4. Management proposal to amend the company's amended and restated certificate of incorporation to provide for annual election of all directors: Proposal 5. Management proposal to amend the company's amended and restated certificate of incorporation to provide for officer exculpation: The undersigned hereby revokes any other proxy to vote at the annual meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. The undersigned acknowledges receipt of a copy of the notice of annual meeting and accompanying proxy statement dated August 12, 2024 relating to the annual meeting. FOR AGAINST ABSTAIN A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ---------------- 092724 . GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. FOR AGAINST ABSTAIN Proposal 1. To elect the board of directors’ three nominees as directors: Nominees 1a. Wahid Nawabi 1b. Cindy Lewis 1b. Joseph L. Votel FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PRELIMINARY COPY—SUBJECT TO COMPLETION

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038ANNUAL MEETING OF STOCKHOLDERS OFAEROVIRONMENT, INC.September 27, 2024PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x------------------ ----------------092724COMPANY NUMBERACCOUNT NUMBERNOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, Proxy Statement, Proxy Card and Annual Reportare available at https://investor.avinc.com/financial-information/financial-filings-and-releasesINTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have your proxycard available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in theUnited States or 1-201-299-4446 from foreign countries from anytouch-tone telephone and follow the instructions. Have your proxy cardavailable when you call.Vote online/phone until 11:59 PM EDT the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided assoon as possible.VIRTUALLY AT THE MEETING - The company will be hosting the meetinglive via the Internet this year. To attend the meeting via the Internetplease visit https://web.lumiagm.com/216888245 password: AVAV2024(case sensitive) and be sure to have available the controlnumber.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent,you can quickly access your proxy material, statements and other eligibledocuments online, while reducing costs, clutter and paper waste. Enrolltoday via https://equiniti.com/us/ast-access to enjoy online access.Proposal 2. To ratify the selection of Deloitte & Touche LLP as thecompany’s independent registered public accountingfirm for the fiscal year ending April 30, 2025:Proposal 3. Non-binding advisory vote on the compensation of thecompany’s Named Executive Officers:Proposal 4. Management proposal to amend the company's amendedand restated certificate of incorporation to provide forannual election of all directors:Proposal 5. Management proposal to amend the company's amendedand restated certificate of incorporation to provide forofficer exculpation:The undersigned hereby revokes any other proxy to vote at the annual meeting, and hereby ratifies andconfirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect tomatters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance withtheir best judgment.THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVEOR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OFAUTHORITY TO VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND5. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERSAUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THEPROXIES.The undersigned acknowledges receipt of a copy of the notice of annual meeting and accompanyingproxy statement dated August [•], 2024 relating to the annual meeting.FOR AGAINST ABSTAIN.FOR AGAINST ABSTAINProposal 1. To elect the board of directors’ three nominees as directors:Nominees1a. Wahid Nawabi1b. Cindy Lewis1b. Joseph L. VotelFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINPRELIMINARY COPY—SUBJECT TO COMPLETION